EXHIBIT 1

EXECUTION COPY

STOCKHOLDERS AGREEMENT

by and among

Exide Technologies

and

the Stockholders listed herein
______________________________
Dated: April 30, 2015
______________________________

EXHIBITS

A-1	Form of Transfer Agreement (Previously issued shares)
A-2	Form of Transfer Agreement (Newly issued shares)
B	Registration Rights

STOCKHOLDERS AGREEMENT
STOCKHOLDERS AGREEMENT (this “Agreement”) dated as of April 30, 2015, by and among Exide Technologies, a Delaware corporation (the “Company”), and the stockholders listed on Schedule I hereto (the “Initial Stockholders”).
WHEREAS, on June 10, 2013, the Company commenced a voluntary reorganization case captioned In re Exide Technologies, Ch. 11 Case No. 13-11482 (KJC) (Bankr. D. Del. Jun. 10, 2013) under chapter 11 of title 11 of the United States Code, 11 U.S.C. §§ 101 et seq. (the “Bankruptcy Code”), in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”);
WHEREAS, the Company filed the Fourth Amended Plan of Reorganization of Exide Technologies dated as of March 27, 2015 [D.I. 3409] (as it may be further amended, modified and supplemented from time to time, the “Fourth Amended Plan”) with the Bankruptcy Court;
WHEREAS, pursuant to the transactions contemplated by the Fourth Amended Plan, the Company’s equity interests are being cancelled and the Common Stock in the reorganized Company will be issued to the Initial Stockholders in connection with the consummation of the Fourth Amended Plan, subject to such Initial Stockholders becoming parties to this Agreement;
WHEREAS, on March 27, 2015, the Bankruptcy Court entered the Findings of Fact, Conclusions of Law and Order Confirming Fourth Amended Plan [D.I. 3423]; and
WHEREAS, in connection with the consummation of the transactions contemplated by the Fourth Amended Plan, the parties hereto wish to restrict the transfer of the Shares (as hereinafter defined) and to provide for, among other things, first refusal, drag-along, tag-along and preemptive rights, corporate governance rights and obligations and certain other rights, all on the terms and subject to the conditions set forth herein.
NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:
ARTICLE I

DEFINITIONS
1.1    Definitions.  As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:
“Affiliate” shall mean any Person who is an “affiliate” as defined in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

“Agreement” means this Agreement as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms hereof.
“Alliance” means Alliance Bernstein High Income Fund, AB Global High Income Fund, ACM Global High Yield - Offshore and funds and accounts managed by Alliance Bernstein as investment advisor.
“Board of Directors” means the Board of Directors of the Company.
“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in the State of New York are authorized or required by law or executive order to close.
“CEO” means the Chief Executive Officer of the Company.
“Charter Documents” means the Certificate of Incorporation and the By-laws of the Company, as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with its respective terms.
“Code” means the Internal Revenue Code of 1986.
“Commission” means the United States Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Securities Act.
“Common Stock” means the Common Stock, par value $0.01 per share, of the Company or any other Equity Securities of the Company into which such stock is reclassified or reconstituted and any other common stock of the Company.
“Common Stock Equivalents” means any security or obligation which is by its terms convertible into or exchangeable or exercisable for shares of Common Stock or into which Common Stock is reclassified or reconstituted, including any option, warrant or other subscription or purchase right with respect to Common Stock or any Common Stock Equivalent.
“Competitor” means any Person engaged in any business that is at the time being engaged in by the Company or any of its subsidiaries or any business that is determined by the Board of Directors, in its sole discretion, to be competitive therewith.
“Debt Securities” means securities evidencing Indebtedness of the Company and its subsidiaries of the type set forth in clause (ii) of the definition of “Indebtedness.”
“D.E. Shaw” means D.E. Shaw Galvanic Portfolios, L.L.C. and its Affiliates.
“Equity Securities” means any common stock or similar equity security, certificate of interest or participation in any profit sharing agreement, preorganization certificate or subscription, transferable share, voting trust certificate or certificate of deposit for an equity security, limited partnership interest, limited liability company interest, interest in a joint venture, or certificate of interest in a business trust; or any security convertible, with or without consideration, into such a security or any other security carrying any warrant or right to subscribe to or purchase such a security; or any such warrant or right; or any put, call, straddle, or other option or privilege of buying such a security from or selling from or selling such a security to another without being bound to do so, and in any event includes any security having the attendant right to vote for directors or similar representatives. For the avoidance of doubt, Equity Securities of the Company include Common Stock and Common Stock Equivalents.
“Exchange Act” means the United States Securities Exchange Act of 1934.
“GAAP” means United States generally accepted accounting principles in effect from time to time.
“Governmental Authority” means the government of any nation, state, city, locality or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.
 “IFRS” means the International Financial Reporting Standards adopted by the International Accounting Standards Board, in effect from time to time.
“Indebtedness” of a Person means, at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments (excluding contingent obligations under surety bonds), (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade payables in the ordinary course outstanding for ninety (90) days or less, (iv) the capitalized amount of all leases of such Person that have been accounted for as a capital lease on the balance sheet of such Person in accordance with GAAP or, if applicable, IFRS, (v) all non‑contingent obligations of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit, bankers acceptance, surety bond or similar instrument, (vi) all Equity Securities of such Person subject to repurchase or redemption otherwise than at the sole option of such Person, (vii) all obligations of a type described in clauses (i) through (vi) and clauses (viii) and (ix) of this definition secured by a Lien on any asset of such Person, whether or not such obligation is otherwise an obligation of such Person, (viii) all hedging obligations of such Person, and (ix) all Indebtedness of others guaranteed by such Person.  Notwithstanding the foregoing, no intercompany debt or other obligation of the Company or any of its subsidiaries solely to or solely among the Company or any of its wholly-owned subsidiaries shall constitute Indebtedness of the Company or any of its subsidiaries.  Any obligation constituting Indebtedness solely by virtue of the preceding clause (vii) shall be valued at the lower of the fair market value of the corresponding asset and the aggregate unpaid amount of such obligation.

“Involuntary Transfer” means any Transfer, proceeding or action by or in which a Stockholder shall be deprived or divested of any right, title or interest in or to any of the Shares, including, (i) any seizure under levy of attachment or execution, (ii) any Transfer in connection with bankruptcy (whether pursuant to the filing of a voluntary or an involuntary petition under the Bankruptcy Code) or other court proceeding to a debtor in possession, trustee in bankruptcy or receiver or other officer or agency, (iii) any Transfer to a state or to a public officer or agency pursuant to any statute pertaining to escheat or abandoned property and (iv) any Transfer pursuant to a divorce or separation agreement or a final decree of a court in a divorce action.
“IPO” means the first firm commitment underwritten public offering of Registrable Securities (as defined in Exhibit B) conducted pursuant to an effective registration statement filed pursuant to the Securities Act (other than any such registration statement on Forms S-4 or S-8 or any similar form).
“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, encumbrance, lien (statutory or other) or preference, priority, right or other security interest, restriction on use or Transfer, or preferential arrangement of any kind or nature whatsoever (excluding preferred stock and equity related preferences).
“MacKay” means certain funds and accounts managed or advised by MacKay Shields LLC, as investment advisor, and its Affiliates.
“Minority Stockholders” means each Initial Stockholder who, together with its Permitted Transferees, has an aggregate ownership of Shares representing at least three percent (3%) but less than nine percent (9%) of the issued and outstanding Shares (disregarding (i) dilution from any issuances of Equity Securities (including, for the avoidance of doubt, pursuant to the exercise, conversion or exchange of any Common Stock Equivalents) and (ii) accretion from the purchase of Offered Securities by the Company pursuant to Section 3.1(c), in each of clauses (i) and (ii), made after the date hereof); provided, that an Initial Stockholder shall no longer be deemed to be a Minority Stockholder if, at any time, such Initial Stockholder, together with its Permitted Transferees, ceases to have an aggregate ownership of Shares representing at least three percent (3%) of the issued and outstanding Shares (disregarding (i) dilution from any issuances of Equity Securities (including, for the avoidance of doubt, pursuant to the exercise, conversion or exchange of any Common Stock Equivalents) and (ii) accretion from the purchase of Offered Securities by the Company pursuant to Section 3.1(c), in each of clauses (i) and (ii), made after the date hereof).  For the avoidance of doubt, (i) once an Initial Stockholder no longer qualifies as a Minority Stockholder hereunder, such Initial Stockholder shall not thereafter be eligible to become a Minority Stockholder again for purposes of this Agreement, and (ii) any Initial Stockholder who, together with its Permitted Transferees, has an aggregate ownership of Shares representing at least nine percent (9%) of the issued and outstanding Shares on the date hereof shall be eligible to qualify as a Minority Stockholder if such Initial Stockholder otherwise satisfies the requirements of this definition of “Minority Stockholder” at any point following the date hereof.

“Person” means any individual, firm, corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, limited liability company, Governmental Authority or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.
“QIPO Effective Date” means the date upon which the Company closes an IPO in which shares of Common Stock are offered to the public pursuant to a listing of such shares of Common Stock on an internationally recognized securities exchange, which results in at least 20% of the outstanding Common Stock (determined on a fully diluted basis) being sold in such IPO.
“Related Funds” means, with respect to any Stockholder, a fund now or hereafter existing that is (i) controlled by one or more general partners or managing members of such Stockholder, (ii) managed by the same entity as such Stockholder or (iii) otherwise managed or advised by such Stockholder or the entity that manages or advises such Stockholder.
“Securities Act” means the United States Securities Act of 1933.
“Shares” means, all shares, whether now owned or hereafter acquired, of Common Stock.
“Stock Option Plan” means any equity plan, incentive plan or similar arrangement adopted by the Board of Directors from time to time pursuant to which the Company may issue restricted stock and options to purchase shares of Common Stock to officers, directors, employees, consultants and other services providers of the Company.
“Stockholders” means, collectively, (a) the Initial Stockholders listed on Schedule I hereto and any Transferee thereof who has agreed to be bound by the terms and conditions of this Agreement in accordance with Section 2.4 and (b) any Person who has agreed to be bound by the terms and conditions of this Agreement in accordance with Section 5.2(a), and the term “Stockholder” shall mean any such Person.
“Third Party Purchaser” means any Person purchasing Shares from a Stockholder (other than any Person that is (x) a Permitted Transferee of such Stockholder and (y) in the case of an Initial Stockholder, an Affiliate of such Initial Stockholder).
“Transfer” means any direct, indirect or synthetic sale, assignment, pledge, lease, hypothecation, mortgage, gift or creation of any Lien or other disposition or transfer (by operation of law or otherwise, including by means of reference under a derivative, participation or similar contract or by the direct, indirect or synthetic transfer or issuance of Equity Securities of any Person that is not a natural person) of any Share, and “Transferor” and “Transferee” shall have correlative meanings.
1.2    Other Capitalized Terms.  The following terms shall have the meanings specified in the indicated Section of this Agreement.

Term	Section
Agent	3.2(b)
Agreement	Preamble
Arbitrator	3.2(b)
Bankruptcy Code	Recitals
Bankruptcy Court	Recitals
Board Observer	6.8(b)
CEO Director	6.3(b)(i)
Company	Preamble
Company Option	3.1(b)
Company Option Period	3.1(b)
Company Representations	3.1(f)(ii)
Contract Date	3.1(d)
Drag-Along Notice	3.1(f)(i)
Drag-Along Rightholders	3.1(f)(i)
Drag-Along Sellers	3.1(f)(i)
Excess New Securities	4.2(a)
Exempt Issuances	4.1
Fair Value	3.2(a)
Fair Value Notice	3.2(b)
Family Members	2.2
Fourth Amended Plan	Recitals
Individual Representations	3.1(f)(ii)
Initial Stockholders	Preamble
Involuntary Transferee	3.2(a)
New Issuance Notice	4.1
New Securities	4.1
Offer Price	3.1(a)
Offered Securities	3.1(a)
Offering Notice	3.1(a)
Operating Company	7.3
Party Value	3.2(b)
Permitted Transferee	2.2
Plan Asset Regulations	7.3
Preemptive Rightholder	4.1
Preemptive Rightholders	4.1
Prohibited Transfer	2.5(a)
Proportionate Percentage	4.2(a)
Proposed Price	4.1
Representative	3.2(b)
Sale Transaction	3.1(f)(i)
Selling Stockholder	3.1(a)
Stockholders Meeting	6.1
Subject Purchaser	4.1
Tag Notice	3.1(e)(ii)
Tag Seller	3.1(e)(i)

Tag Shares	3.1(e)(i)
Tag-Along Rightholder	3.1(e)(i)
Transferred Shares	3.2(a)
VCOC	7.3
Written Consent	6.1

ARTICLE II

TRANSFER
2.1    Limitation on Transfer.  Each Stockholder may Transfer all or a portion of its Shares or any right, title or interest therein or thereto; provided, that such Transfer is not a Prohibited Transfer; provided, further, that such Transfer is otherwise made in accordance with the terms and conditions of this Agreement and the Charter Documents.  Any attempt to Transfer any Shares or any rights thereunder in violation of the preceding sentence shall be null and void ab initio.
2.2    Permitted Transfers.  Notwithstanding anything to the contrary contained in this Agreement and without having to comply with Article III, but subject to Sections  2.3, 2.4 and 2.5 and the Charter Documents, at any time, (a) each Stockholder who is an individual may Transfer all or a portion of his Shares to (i) a member of such Stockholder’s immediate family, which shall include his spouse, siblings, children or grandchildren (“Family Members”) or (ii) a trust, corporation, partnership or limited liability company, all of the beneficial interests in which shall be held by such Stockholder or one or more Family Members of such Stockholder; provided, however, that during the period that any such trust, corporation, partnership or limited liability company holds any right, title or interest in any Shares, (x) no Person other than such Stockholder or one or more Family Members of such Stockholder may be or may become beneficiaries, stockholders, limited or general partners or members thereof and (y) such Stockholder or one or more Family Members of such Stockholder at all times retain exclusive control, voting and disposition rights with respect to such Shares, and (b) each of the Stockholders may Transfer all or a portion of its Shares to any of its Related Funds or Affiliates; provided, that, in the case of this clause (b), such Stockholder retains exclusive control, voting and disposition rights with respect to such Shares (the Persons referred to in the preceding clauses (a) and (b) are each referred to hereinafter as a “Permitted Transferee”).  A Permitted Transferee of Shares pursuant to this Section 2.2 may Transfer its Shares pursuant to this Section 2.2 only to the Transferor of such Shares or to a Person that is a Permitted Transferee of such Transferor.
2.3    Permitted Transfer Procedures.  If any Stockholder wishes to Transfer Shares to a Permitted Transferee under Section 2.2, such Stockholder shall give notice to the Company of its intention to make such a Transfer not less than ten (10) days prior to effecting such Transfer, which notice shall state the name and address of each Permitted Transferee to whom such Transfer is proposed, the relationship of such Permitted Transferee to such Stockholder, and the number of Shares proposed to be Transferred to such Permitted Transferee.

2.4    Transfers in Compliance with Law; Substitution of Transferee.  Notwithstanding any other provision of this Agreement, no Transfer may be made pursuant to this Article II or Article III unless (a) the Transferee has agreed in writing to be bound by the terms and conditions of this Agreement and the Charter Documents pursuant to an instrument substantially in the form attached hereto as Exhibit A‑1, (b) the Transfer complies in all respects with the applicable provisions of this Agreement, (c) the Transfer complies in all respects with applicable federal and state securities laws, including the Securities Act, and (d) the Transfer complies with Section 2.5.  If requested by the Company, an opinion of counsel to such Transferor shall be supplied to the Company, at such Transferor’s expense, to the effect that such Transfer complies with applicable federal and state securities laws.  Upon becoming a party to this Agreement, a Permitted Transferee of a Stockholder shall be deemed an “Initial Stockholder” hereunder and substituted for, and shall enjoy the same rights and be subject to the same obligations as, the Transferor hereunder with respect to the Shares Transferred to such Permitted Transferee; provided, however, that the Transfer of registration rights provided in Section 7.4 shall at all times be subject to Section 2.13 of Exhibit B.
2.5    Prohibited Transfers.
(a)            Except with the prior written consent of the Board of Directors (which consent may be withheld in the sole discretion of the Board of Directors), no Stockholder shall Transfer any Shares if the Board of Directors determines in its sole discretion that such Transfer (i)(A) would, if effected (after taking into account any other proposed Transfers that have been consented to by the Board of Directors but not yet made), result in the Company having 2,000 or more holders of record (or 500 or more holders of record who are not “accredited investors”) (as such concepts are defined for purposes of Section 12(g) of the Exchange Act and any relevant rules promulgated thereunder) of any class of capital securities of the Company or (B) would, if effected, cause the Company to be required to register under the Exchange Act the class of Shares proposed to be Transferred, unless, in any such case, at the time of such Transfer, such class of securities proposed to be Transferred was, prior to such proposed Transfer, already required to be registered under the Exchange Act or (ii) would, if effected, result in such Shares being beneficially owned by a Competitor (any such Transfer described in clauses (i) or (ii) a “Prohibited Transfer”).  A Prohibited Transfer purported to be effected without the consent of the Board of Directors and any Transfer (for the avoidance of doubt, including a Prohibited Transfer) purported to be effected without notice to the Company as required by Section 2.5(b) shall, in each case, be null and void ab initio.
(b)            Notwithstanding anything to the contrary herein, in addition to the required notice provisions under Article II and Article III this Agreement, at least ten (10) days prior to the Transfer of any Shares (except in connection with a Sale Transaction), any Stockholder intending to make a Transfer shall deliver a written notice to the Company disclosing in reasonable detail the proposed class and number of Shares proposed to be Transferred, the terms and conditions of the proposed Transfer and the identity, line of business and address of the prospective Transferee(s).  In the event that the Board of Directors determines that the proposed Transfer constitutes a Prohibited Transfer if effected without the prior written consent of the Board of Directors, the

Company shall deliver written notice of such determination to the applicable Transferor as soon as practicable (but in any event within ten (10) days after delivery of the notice referenced in the immediately preceding sentence to the Company).  Failure of the Company to give any notification required by this Section 2.5(b) shall not affect the lack of validity of any purported Transfer of Shares.
ARTICLE III

RIGHT OF FIRST REFUSAL;
TAG-ALONG RIGHTS; DRAG-ALONG RIGHTS
3.1    Proposed Voluntary Transfers.
(a)            Offering Notice.  Subject to Article II, if any Stockholder (a “Selling Stockholder”) wishes to Transfer all or any portion of his, her or its Shares to a Third Party Purchaser and such Selling Stockholder has received a bona fide offer to purchase such Shares from a Third Party Purchaser, such Selling Stockholder shall then offer such Shares to the Company, by sending written notice (an “Offering Notice”) to the Company, which shall state (i) the number of Shares proposed to be Transferred (the “Offered Securities”); (ii) the purchase price per Share offered by the Third Party Purchaser for the Offered Securities (the “Offer Price”); and (iii) the terms and conditions of such sale.  Upon delivery of the Offering Notice, such offer to the Company shall be irrevocable unless and until the rights of first refusal provided for herein shall have been waived or shall have expired.
(b)            Company Option; Exercise.  Subject to Section 6.9, for a period of fifteen (15) days after the giving of the Offering Notice pursuant to Section 3.1(a) (the “Company Option Period”), the Company shall have the right (the “Company Option”) but not the obligation to purchase all of the Offered Securities at a purchase price equal to the Offer Price and upon the terms and conditions set forth in the Offering Notice.  Subject to the approval of the Board of Directors, the Company may exercise its right to purchase all of the Offered Securities under this Section 3.1(b) by delivering written notice of the exercise thereof, prior to the expiration of the Company Option Period, to the Selling Stockholder, which notice shall state the number of Offered Securities to be purchased by the Company.  The failure of the Company to respond within the Company Option Period shall be deemed to be a waiver of the Company Option, provided that the Company may waive its rights under this Section 3.1(b) prior to the expiration of the Company Option Period by giving written notice to the Selling Stockholder.  Notwithstanding any other provision of this Section 3.1 to the contrary, there shall be no liability on the part of the Company to any Stockholder arising from the Company’s decision to exercise or waive its rights under this Section 3.1(b) for any reason, and the decision to exercise or waive such rights shall be in the sole discretion of the Company.
(c)            Closing.  The closing of the purchases of Offered Securities to be purchased by the Company under Section 3.1(b) shall be held at the executive office of the Company at 11:00 a.m., local time, on the 30th day after the giving of the Offering

Notice pursuant to Section 3.1(a) or at such other time and place as the parties to the transaction may agree.  At such closing, the Selling Stockholder shall deliver certificates representing the Offered Securities being purchased by the Company, duly endorsed for transfer and accompanied by all requisite transfer taxes, if any, and such Offered Securities shall be free and clear of any Liens (other than those arising hereunder) and the Selling Stockholder shall so represent and warrant, and shall make other individual customary representations and warranties as to, among other things, the power, authority and legal right to Transfer such Offered Securities.  The Company shall deliver at the closing payment in full in immediately available funds for the Offered Securities purchased by it.  At such closing, all of the parties to the transaction shall execute such additional documents as are otherwise necessary or appropriate.  The Offered Securities purchased by the Company in accordance with this Section 3.1(c) shall be automatically cancelled upon the closing of such purchase and shall no longer be deemed issued or outstanding after such time.
(d)            Sale to a Third Party Purchaser.  If the Company does not elect to purchase all of the Offered Securities under Section 3.1(b), the Selling Stockholder may, subject to Article II and Section 3.1(e), sell all, but not less than all, of the Offered Securities to a Third Party Purchaser on the terms and conditions set forth in the Offering Notice; provided, however, that such sale is bona fide and made pursuant to a contract entered into within sixty (60) days after the waiver by the Company to purchase the Offered Securities (the “Contract Date”); provided, further, that such sale shall not be consummated unless and until (x) such Third Party Purchaser shall represent in writing to the Company that it is aware of the rights of the Company and the Stockholders contained in this Agreement and (y) prior to the purchase by such Third Party Purchaser of any of such Offered Securities, such Third Party Purchaser shall become a party to this Agreement and shall agree to be bound by the terms and conditions hereof in accordance with Section 2.4 hereof.  If such sale is not consummated within thirty (30) days after the Contract Date for any reason, then the restrictions provided for herein shall again become effective, and no Transfer of such Offered Securities may be made thereafter by the Selling Stockholder without again offering the same to the Company in accordance with this Section 3.1.
(e)            Tag-Along Rights.
(i)            If one or more Initial Stockholders are Transferring Shares (the “Tag Shares”) representing at least an aggregate of twenty percent (20%) of the then-issued and outstanding Shares (each such Initial Stockholder, a “Tag Seller”) to a single Third Party Purchaser (or group of related purchasers), pursuant to the same transaction or series of related transactions, then each of the Stockholders (other than the Tag Seller(s)) (each, a “Tag-Along Rightholder”) shall have the right to sell to such Third Party Purchaser, upon the terms and conditions set forth in the Tag Notice (as defined below) (which, for avoidance of doubt, shall be the same terms and conditions upon which the Tag Sellers sell the Tag Shares), that number of Shares held by such Tag-Along Rightholder equal to that percentage of the Tag Shares determined by dividing (A) the total number of Shares then owned by such Tag-Along Rightholder by (B) the sum of (x) the total number of Shares then owned by all such Tag-Along Rightholders exercising their rights pursuant to this Section 3.1(e) and (y) the total number of Shares then owned by the Tag Seller(s).  The Tag Seller(s) and the Tag-Along Rightholder(s) exercising their rights pursuant to this Section 3.1(e) shall effect the sale of the Tag Shares and such Tag-Along Rightholder(s) shall sell the number of Tag Shares required to be sold by such Tag‑Along Rightholder(s) pursuant to this Section 3.1(e)(i), and the number of Tag Shares to be sold to such Third Party Purchaser by the Tag Seller(s) shall be reduced accordingly.
(ii)            The Tag Seller(s) shall give notice (a “Tag Notice”) to each Tag-Along Rightholder of each proposed sale by it of Tag Shares which gives rise to the rights of the Tag-Along Rightholders set forth in this Section 3.1(e), at least fifteen (15) Business Days prior to the proposed consummation of such sale, setting forth the name of such Tag Seller(s), the number of Tag Shares, the name and address of the proposed Third Party Purchaser, the proposed amount and form of consideration and terms and conditions of payment offered by such Third Party Purchaser, and a representation that such Third Party Purchaser has been informed of the “tag-along” rights provided for in this Section 3.1(e) and has agreed to purchase Shares in accordance with the terms hereof.  The tag-along rights provided by this Section 3.1(e) must be exercised by any Tag-Along Rightholder wishing to sell its Shares within ten (10) Business Days following receipt of the notice required by the preceding sentence, by delivery of a written notice to the Tag Seller(s) indicating such Tag-Along Rightholder’s wish to exercise its rights and specifying the number of Shares (up to the maximum number of Shares owned by such Tag-Along Rightholder required to be purchased by such Third Party Purchaser) it wishes to sell, provided that any Tag-Along Rightholder may waive its rights under this Section 3.1(e) prior to the expiration of such ten (10) Business Day period by giving written notice to the Tag Seller(s), with a copy to the Company.  The failure of a Tag-Along Rightholder to respond within such ten (10) Business Day period shall be deemed to be a waiver of such Tag-Along Rightholder’s rights under this Section 3.1(e).  If a Third Party Purchaser fails to purchase Shares from any Tag-Along Rightholder that has properly exercised its tag-along rights pursuant to this Section 3.1(e)(ii), then the Tag Seller(s) shall not be permitted to consummate the proposed sale of the Tag Shares, and any such attempted sale shall be null and void ab initio.
(iii)            Notwithstanding any other provision of this Section 3.1(e) to the contrary, there shall be no liability on the part of any Tag Seller to any other Stockholder arising from the failure of any Tag Seller to consummate a transaction contemplated in this Section 3.1(e) for any reason, and the decision to consummate such transaction shall be in the sole discretion of the Tag Seller(s).
(f)            Drag-Along Rights.
(i)            In the event that one or more Initial Stockholders holding at least a majority of the then-issued and outstanding Shares (the “Drag-Along Rightholders”) determine to cause a bona fide sale of (x) all of the then-issued and outstanding Shares then held by the Drag-Along Rightholders or (y) all or a substantial portion of the consolidated assets of the Company and its subsidiaries, taken as a whole, to any single Third Party Purchaser (or group of related purchasers), whether directly or indirectly or by way of merger, statutory share exchange, recapitalization, reclassification, consolidation, or other business combination transaction or purchase of beneficial ownership (either (x) or (y), a “Sale Transaction”) who shall not include, for the avoidance of doubt, any Affiliates of any Drag-Along Rightholders, the Drag-Along Rightholders may send written notice (the “Drag-Along Notice”) to the Company and the other Stockholders (the “Drag-Along Sellers”) notifying them they will be required to sell all (but not less than all) of their Shares in such Sale Transaction (or, in the case of an asset sale, vote in favor of such sale).  Upon receipt of a Drag-Along Notice, each Drag-Along Seller receiving such notice shall be obligated to (i) sell all of its Shares in the Sale Transaction (including a sale or merger) contemplated by the Drag-Along Notice on the same terms and conditions as the Drag-Along Sellers (including payment of its pro rata share of all costs associated with such transaction) and (ii) otherwise take all necessary action to cause the consummation of such transaction, including voting its Shares in favor of such Sale Transaction and not exercising any appraisal rights in connection therewith.  Each Drag-Along Seller further agrees to (A) take all actions (including executing documents) in connection with the consummation of the proposed Sale Transaction as may reasonably be requested of it by the Drag-Along Rightholders, (B) appoint the Drag-Along Rightholders as its attorney-in-fact to do the same on its behalf, and (C) waive any applicable dissenters’ rights, appraisal rights or similar rights in connection therewith.
(ii)            In connection with any Sale Transaction, no Drag-Along Seller shall be required to (1) make any representations or warranties (other than (x) individual customary representations and warranties as to, among other things, the unencumbered title to its Shares and the power, authority and legal right to Transfer such Shares (the “Individual Representations”) and (y) customary representations and warranties regarding the Company and its subsidiaries (the “Company Representations”)), (2) agree to any noncompetition or nonsolicitation covenants or (3) provide any indemnity, except for (A) indemnification related to breaches of its Individual Representations, (B) indemnification related to breaches of the Company Representations and (C) any other indemnity agreed to by the Drag-Along Rightholders (other than relating to a breach of Individual Representations of any Drag-Along Rightholders); provided, that in the case of clauses (B) and (C) above, each Drag-Along Seller’s obligation shall be several and on a pro-rata basis in proportion to its ownership interest in the Company (except in respect of any indemnification to be made from any escrow account or other form of holdback), and, other than in the case of fraud, no Drag-Along Seller shall be held liable under clauses (A), (B) or (C) above for any amount in excess of the net proceeds received by such Drag-Along Seller in connection with any such Sale Transaction.
(iii)            Notwithstanding any other provision of this Section 3.1(f) to the contrary, there shall be no liability on the part of any Drag-Along Rightholders to any other Stockholder arising from the failure of any Drag-Along Rightholders to consummate a Sale Transaction for any reason, and the decision to consummate such Sale Transaction shall be in the sole discretion of the Drag-Along Rightholders.

3.2    Involuntary Transfers.
(a)            Rights of First Offer upon Involuntary Transfer.  If an Involuntary Transfer of any Shares (the “Transferred Shares”) owned by any Stockholder shall occur, then the Company shall have the same rights as specified in Section 3.1(b) with respect to such Transferred Shares as if the Involuntary Transfer had been a proposed voluntary Transfer by a Selling Stockholder and shall be governed by Section 3.1 except that (i) the time periods shall run from the date of receipt by the Company of actual notice of the Involuntary Transfer, (ii) such rights shall be exercised by notice to the Transferee of such Transferred Shares (the “Involuntary Transferee”) rather than to the Stockholder who suffered or will suffer the Involuntary Transfer and (iii) the purchase price per Transferred Share shall be agreed upon by the Involuntary Transferee and the Company; provided, however, that if such parties fail to agree as to such purchase price, the purchase price shall be the fair market value of such Transferred Shares as finally determined in accordance with Section 3.2(b) (the “Fair Value”).
(b)            Fair Value.  If the parties fail to agree upon the purchase price of the Transferred Shares in accordance with Section 3.2(a) hereof, then the Company shall purchase the Transferred Shares at a purchase price equal to the Fair Value thereof.  Each party shall, within five (5) Business Days after the date they determine that they cannot agree as to the purchase price, submit a notice (the “Fair Value Notice”) to an independent third party (the “Agent”) reasonably agreeable to both parties containing such party’s (i) determination of the fair market value of the Transferred Shares (each such determination, a “Party Value”) and (ii) any additional materials expressing the reasoning and analysis supporting such determination.  After receipt of the Fair Value Notices, the Agent shall provide each party with the Fair Value Notice of the other party.  If the Party Values are within ten percent (10%) of each other, then the Fair Value shall be the average of the two Party Values.  In the event the Party Values are not within ten percent (10%) of each other, then, within five (5) Business Days after the date the Agent notifies the parties of such fact, the Involuntary Transferee and the Company shall jointly select an independent, nationally recognized investment banking firm or nationally recognized expert experienced in the valuation of corporations engaged in the business conducted by the Company (the “Arbitrator”) to resolve the dispute.  In the event that both parties are not able to reasonably agree upon an Arbitrator, each party will designate an independent third party (each, a “Representative”), and the Representatives will select an independent third party to serve as the Arbitrator.  The Arbitrator will be provided each party’s Fair Value Notice and shall, within thirty (30) days, notify the parties of its selection of one of the two Party Values, which Party Value shall be chosen by the Arbitrator based on its determination that such Party Value more closely reflected the fair market value of such Transferred Shares.  Any opinions on value that are not contained in a party’s Fair Value Notice shall not be presented to the Arbitrator and, if so presented, shall not be taken into account by the Arbitrator in selecting a Party Value as the Fair Value.  Additionally, neither the Involuntary Transferee nor the Company shall convey to the Arbitrator, either verbally or in the Fair Value Notice, any positions or views expressed by the other party during their previous discussions with respect to the purchase price of the Transferred Shares.

The party whose Party Value is not chosen by the Arbitrator shall be responsible for the fees and expenses of the Agent, the Representatives and the Arbitrator.
(c)            Closing.  The closing of any purchase under this Section 3.2 shall be held at the executive office of the Company at 11:00 a.m., local time, on the earlier to occur of (a) the fifth Business Day after the purchase price per Transferred Share shall have been agreed upon by the Involuntary Transferee and the Company in accordance with Section 3.2(a)(iii), or (b) the fifth (5th) Business Day after the determination of the Fair Value of the Transferred Shares in accordance with Section 3.2(b), or at such other time and place as the parties to the transaction may agree.  At such closing, the Involuntary Transferee shall deliver certificates, if applicable, or other instruments or documents representing the Transferred Shares being purchased under this Section 3.2, duly endorsed with a signature guarantee for transfer and accompanied by all requisite transfer taxes, if any, and such Transferred Shares shall be free and clear of any Liens (other than those arising hereunder) arising through the action or inaction of the Involuntary Transferee and the Involuntary Transferee shall so represent and warrant, and further represent and warrant that it is the beneficial owner of such Transferred Shares.  The Company purchasing such Transferred Shares shall deliver at closing payment in full in immediately available funds for such Transferred Shares.  At such closing, all parties to the transaction shall execute such additional documents as are otherwise necessary or appropriate.
ARTICLE IV

FUTURE ISSUANCE OF SHARES; PREEMPTIVE RIGHTS
4.1    Offering Notice.  Except for (a) options to purchase Common Stock or restricted stock which may be issued pursuant to a Stock Option Plan, (b) a subdivision of the outstanding shares of Common Stock into a larger number of shares of Common Stock, (c) Equity Securities of the Company issued upon exercise, conversion or exchange of any Common Stock Equivalent either (x) previously issued or (y) issued in accordance with the terms of this Agreement, (d) Equity Securities of the Company issued in consideration of an acquisition (whether pursuant to a stock purchase, asset purchase, merger or otherwise), approved by the Board of Directors in accordance with the terms of this Agreement, by the Company of another Person, (e) issuances to commercial banks, lessors and licensors in non-equity financing transactions (provided that the foregoing will not include any issuances to private equity or venture capital firms or any private equity division of any investment bank or commercial bank) not exceeding more than five percent (5%) in the aggregate of the outstanding Shares on a fully diluted basis in transactions approved by the Board of Directors, (f) issuances to the public pursuant to an effective Registration Statement and (g) issuances in connection with any dividend or distribution on shares of preferred stock of the Company, if any ((a)-(g) being referred to collectively as “Exempt Issuances”), if, following compliance with Section 6.9 (if applicable), the Company wishes to issue any Equity Securities or Debt Securities of the Company (collectively, “New Securities”) to any Person (the “Subject Purchaser”), then the Company shall offer such New Securities to each of the Initial Stockholders holding greater than one percent (1%) of the then-issued and outstanding Shares (each, a

“Preemptive Rightholder”, and collectively, the “Preemptive Rightholders”) by sending written notice (the “New Issuance Notice”) to the Preemptive Rightholders, which New Issuance Notice shall state (x) the number of New Securities proposed to be issued and (y) the proposed purchase price per security of the New Securities (the “Proposed Price”).  Upon delivery of the New Issuance Notice, such offer shall be irrevocable unless and until the rights provided for in Section 4.2 shall have been waived or shall have expired.
4.2    Exercise.
(a)            For a period of twenty (20) days after the giving of the New Issuance Notice pursuant to Section 4.1, each of the Preemptive Rightholders shall have the right to purchase its Proportionate Percentage (as hereinafter defined) of the New Securities, at a purchase price equal to the Proposed Price and upon the same terms and conditions set forth in the New Issuance Notice.  Each such Preemptive Rightholder shall have the right to purchase that percentage of the New Securities determined by dividing (x) the total number of Shares then owned by such Preemptive Rightholder exercising its rights under this Section 4.2 by (y) the total number of Shares owned by all of the Preemptive Rightholders exercising their rights under this Section 4.2 (the “Proportionate Percentage”). If any Preemptive Rightholder does not fully subscribe for the number or amount of New Securities that it or he is entitled to purchase pursuant to the preceding sentence, then each Preemptive Rightholder which elected to purchase New Securities shall have the right to purchase that percentage of the remaining New Securities not so subscribed for (for the purposes of this Section 4.2(a), the “Excess New Securities”) determined by dividing (x) the total number of Shares then owned by such fully participating Preemptive Rightholder by (y) the total number of Shares then owned by all fully participating Preemptive Rightholders who elected to purchase Excess New Securities. Notwithstanding anything in this Article IV to the contrary, if each Initial Stockholder who holds Shares representing at least nine percent (9%) of the then-issued and outstanding Shares (without regard to the proposed issuance of New Securities) waives its rights with respect to any issuance of New Securities and no Affiliate of any such Initial Stockholder otherwise acquires any such New Securities in such new issuance, then all other Preemptive Rightholders shall be deemed to have also waived their rights with respect to such issuance of New Securities and the procedures set forth in this Article IV shall not apply to such issuance.
(b)            The right of each Preemptive Rightholder to purchase the New Securities under subsection (a) above shall be exercisable by delivering written notice of the exercise thereof, prior to the expiration of the 20-day period referred to in Section 4.2(a) to the Company, which notice shall state the amount of New Securities that such Preemptive Rightholder elects to purchase pursuant to Section 4.2(a).  The failure of a Preemptive Rightholder to respond within such 20‑day period shall be deemed to be a waiver of such Preemptive Rightholder’s rights under Section 4.2(a), provided that each Preemptive Rightholder may waive its rights under Section 4.2(a) prior to the expiration of such 20‑day period by giving written notice to the Company.
4.3    Closing.  The closing of the purchase of New Securities subscribed for by the Preemptive Rightholders under Section 4.2 shall be held at the executive office of the Company at 11:00 a.m., local time, on (a) the 45th day after the giving of the New Issuance Notice pursuant to Section 4.1, if the Preemptive Rightholders elect to purchase all of the New Securities under Section 4.2, (b) the date of the closing of the sale to the Subject Purchaser made pursuant to Section 4.4 if the Preemptive Rightholders elect to purchase some, but not all, of the New Securities under Section 4.2 or (c) at such other time and place as the parties to the transaction may agree.  At such closing, the Company shall deliver certificates representing the New Securities, and such New Securities shall be issued free and clear of all Liens (other than those arising hereunder and those attributable to actions by the purchasers thereof) and the Company shall so represent and warrant, and further represent and warrant that such New Securities shall be, upon issuance thereof to the Preemptive Rightholders and after payment therefor, duly authorized, validly issued, fully paid and non-assessable.  Each Preemptive Rightholder purchasing the New Securities shall deliver at the closing payment in full in immediately available funds for the New Securities purchased by him, her or it.  At such closing, all of the parties to the transaction shall execute such additional documents as are otherwise necessary or appropriate.
4.4    Sale to Subject Purchaser.  The Company may sell to the Subject Purchaser all of the New Securities not purchased by the Preemptive Rightholders pursuant to Section 4.2 on terms and conditions that are no more favorable to the Subject Purchaser than those set forth in the New Issuance Notice; provided, however, that such sale is bona fide and made pursuant to a contract entered into within ninety (90) days following the earlier to occur of (i) the waiver by the Preemptive Rightholders of their option to purchase New Securities pursuant to Section 4.2(b), and (ii) the expiration of the 20‑day period referred to in Section 4.2(b).  If such sale is not consummated within such 90-day period for any reason, then the restrictions provided for herein shall again become effective, and no issuance and sale of New Securities may be made thereafter by the Company without again offering the same in accordance with this Section 4.  The closing of any issuance and purchase pursuant to this Section 4.4 shall be held at a time and place as the parties to the transaction may agree within such 90 day period.
ARTICLE V

AFTER-ACQUIRED SECURITIES; AGREEMENT TO BE BOUND
5.1    After-Acquired Securities.  All of the provisions of this Agreement shall apply to all of the Shares and Common Stock Equivalents now owned or which may be issued or Transferred hereafter to a Stockholder in consequence of any additional issuance, purchase, exchange or reclassification of any of such Shares or Common Stock Equivalents, corporate reorganization, or any other form of recapitalization, consolidation, merger, share split or share dividend, or which are acquired by a Stockholder in any other manner.
5.2    Agreement to be Bound.  Except for the issuance of Equity Securities in accordance with the Fourth Amended Plan, the Company shall not issue any shares of Equity Securities of the Company (including, for the avoidance of doubt, pursuant to the exercise, conversion or exchange of any Common Stock Equivalents) to any Person not a

party to this Agreement, other than to directors, officers, employees or consultants of the Company pursuant to a Stock Option Plan, unless either (a) such Person has agreed in writing to be bound by the terms and conditions of this Agreement and the Charter Documents pursuant to an instrument substantially in the form attached hereto as Exhibit A‑2, or (b) such Person has entered into an agreement with the Company restricting the Transfer of his, her or its Shares in form and substance reasonably satisfactory to the Board of Directors.  Upon becoming a party to this Agreement, such Person shall be deemed to be, and shall be subject to the same obligations as, a Stockholder hereunder.  Any issuance by the Company of Equity Securities of the Company (including, for the avoidance of doubt, pursuant to the exercise, conversion or exchange of any Common Stock Equivalents) in violation of this Section 5.2 shall be null and void ab initio.
ARTICLE VI

CORPORATE GOVERNANCE
6.1    General.  From and after the execution of this Agreement, at any regular or special meeting of Stockholders (a “Stockholders Meeting”) or in any written consent executed in lieu of such a meeting of stockholders (a “Written Consent”) (a) each Stockholder shall vote its Shares, and each Stockholder and the Company shall take all other actions necessary, to give effect to the provisions of this Agreement and to ensure that the Charter Documents do not, at any time hereafter, conflict in any respect with the provisions of this Agreement; (b) each Stockholder shall vote his, her or its Shares, upon any matter submitted for action by the Company’s stockholders or with respect to which such Stockholder may vote or act by Written Consent, in conformity with the specific terms and provisions of this Agreement and the Charter Documents; and (c) no Stockholder shall vote his, her or its Shares in favor of any amendment of the Charter Documents which would conflict with, or purport to amend or supersede, any of the provisions of this Agreement.
6.2    Stockholder Actions.  In order to effectuate the provisions of this Agreement, each Stockholder (a) hereby agrees that when any action or vote is required to be taken by such Stockholder pursuant to this Agreement, such Stockholder shall use his, her or its reasonable best efforts to call, or cause the appropriate officers and directors of the Company to call, a Stockholders Meeting, or to execute or cause to be executed a Written Consent to effectuate such stockholder action, (b) shall use his, her or its reasonable best efforts to cause the Board of Directors to adopt, either at a meeting of the Board of Directors or by unanimous written consent of the Board of Directors, all the resolutions necessary to effectuate the provisions of this Agreement, and (c) shall use his, her or its reasonable best efforts to cause the Board of Directors to cause the Secretary of the Company, or if there be no Secretary, such other officer of the Company as the Board of Directors may appoint to fulfill the duties of Secretary, not to record any vote or consent contrary to the terms of this Agreement.

6.3    Election of Directors; Number and Composition.
(a)            Each Stockholder shall vote its Shares at any Stockholders Meeting, or act by Written Consent with respect to such Shares, and take all other actions necessary to ensure that the number of directors constituting the entire Board of Directors shall be not less than seven (7) nor more than ten (10) directors; provided that the initial Board of Directors shall consist of seven (7) directors as follows:
(i)            the CEO, who shall initially be determined in accordance with the Fourth Amended Plan;
(ii)            a non-executive chairman, who shall initially be Keith Wandell;
(iii)            Mark Barberio, the current industry advisor to the Initial Stockholder;
(iv)            James A. Spencer;
(v)            James A. Olin; and
(vi)            one or two additional directors to be determined in accordance with the Fourth Amended Plan.
(b)            In the event an Initial Stockholder (or, in the case of Section 6.3(b)(iv), the requisite Minority Stockholders) desires to exercise its (or their) rights to designate one or more directors pursuant to this Section 6.3(b), such Initial Stockholder(s) shall notify the other Stockholders, and each Stockholder shall vote its Shares at any Stockholders Meeting called for the purpose of filling the positions on the Board of Directors, or in any Written Consent executed for such purpose, and take all other actions necessary to ensure the election to the Board of Directors of the following designees:
(i)            the CEO (the “CEO Director”);
(ii)            two (2) individuals designated by each Initial Stockholder that, together with its Permitted Transferees, has an aggregate ownership of Shares representing at least twenty percent (20%) of the issued and outstanding Shares (disregarding (i) dilution from any issuances of Equity Securities (including, for the avoidance of doubt, pursuant to the exercise, conversion or exchange of any Common Stock Equivalents) and (ii) accretion from the purchase of Offered Securities by the Company pursuant to Section 3.1(c), in each of clauses (i) and (ii), made after the date hereof);
(iii)            one (1) individual designated by each Initial Stockholder that, together with its Permitted Transferees, has an aggregate ownership of Shares representing at least nine percent (9%) but less than twenty percent (20%) of the issued and outstanding Shares (disregarding (i) dilution from any issuances of Equity Securities (including, for the avoidance of doubt, pursuant to the exercise, conversion or exchange of any Common Stock Equivalents) and (ii) accretion from the purchase of

Offered Securities by the Company pursuant to Section 3.1(c), in each of clauses (i) and (ii), made after the date hereof); and
(iv)            one (1) individual designated by the written consent or affirmative vote of the Minority Stockholders holding an aggregate of at least a majority of the Shares held by all Minority Stockholders, at the time of determination.
For the avoidance of doubt, to the extent an Initial Stockholder (or, in the case of Section 6.3(b)(iv), the requisite Minority Stockholders) does not elect to exercise its (or their) rights to designate a director pursuant to this Section 6.3(b), (i) such failure to exercise such right shall not cause such right to expire and (ii) until such Initial Stockholder elects to exercise such right, the director that such Initial Stockholder could designate will instead be filled by the Stockholders in accordance with applicable law.  Notwithstanding the foregoing, each Stockholder shall vote its Shares at any Stockholders Meeting called for the purpose of filling the positions on the Board of Directors, or in any Written Consent executed for such purpose, and take all other actions necessary to ensure the election to the Board of Directors of the CEO for so long as such individual serves as the CEO.
(c)            Notwithstanding the foregoing clause (b), an Initial Stockholder will no longer be entitled to designate any director(s) if (i) in the case of Initial Stockholders other than Minority Stockholders, such Initial Stockholder, together with its Permitted Transferees, cease to have an aggregate ownership of Shares representing at least nine percent (9%) of the issued and outstanding Shares (disregarding (i) dilution from any issuances of Equity Securities (including, for the avoidance of doubt, pursuant to the exercise, conversion or exchange of any Common Stock Equivalents) and (ii) accretion from the purchase of Offered Securities by the Company pursuant to Section 3.1(c), in each of clauses (i) and (ii), made after the date hereof) and (ii) for the avoidance of doubt, in the case of the Minority Stockholders, there are no longer any Stockholders meeting the definition of Minority Stockholder.
(d)            Any director designated in accordance with Sections 6.3(b)(ii)-(iv) who fails to resign from the Board of Directors following the termination of the applicable Initial Stockholder(s)’ right to designate such director may be removed by the affirmative vote of the Stockholders owning a majority of the Shares, and shall include the Initial Stockholder with the right to designate such director, who shall vote all of its Shares so as to promptly remove such director.
6.4    Removal and Replacement of Director.
(a)            Removal of Directors.  If at any time an Initial Stockholder (or the Minority Stockholders) with rights to appoint director(s) pursuant to this Article VI notifies the other Stockholders of its or their wish to remove at any time (with or without cause) its respective designee, then each Stockholder shall vote all of its Shares so as to remove such designee.  For the avoidance of doubt, a director designated in accordance with Sections 6.3(b)(ii)-(iv) may only be removed (with or without cause) by the Initial Stockholder(s) entitled to designate such director.  The CEO Director shall be immediately and automatically removed from the Board of Directors at such time as the CEO Director is no longer serving as the CEO.
(b)            Replacement of Directors.
(i)            Notwithstanding anything to the contrary in the By-laws of the Company, if at any time a vacancy is created on the Board of Directors by reason of the incapacity, death, removal or resignation of a director designated by an Initial Stockholder (including by the Minority Stockholders) pursuant to Section 6.3 hereof, then the respective Initial Stockholder(s) with rights to appoint such director pursuant to this Article VI shall designate an individual who shall be elected to fill such vacancy, and, in the event such Initial Stockholder(s) affirmatively waives it right to make such designation, such vacancy shall be filled by the Stockholders in accordance with applicable law.  Any other vacancy on the Board of Directors shall be filled by the Board of Directors or Stockholders, in each case, in accordance with applicable law.
(ii)            Upon receipt of notice of the designation of a nominee pursuant to Section 6.4(b)(i), each Stockholder shall, as soon as practicable after the date of such notice, take all reasonable actions, including the voting of its Shares, to elect the director so designated to fill the vacancy.
6.5    Reimbursement of Expenses; D&O Insurance.  The Company shall reimburse the Initial Stockholder with rights to appoint director(s) (other than the CEO Director) pursuant to this Article VI, or their respective designees (including Board Observers), for all reasonable out-of-pocket travel and accommodation expenses incurred by its respective designee in connection with the performance of such designee’s duties as a director (or Board Observer) of the Company upon presentation of appropriate documentation therefor.  The Company and each Stockholder shall use reasonable commercial efforts to cause the Board of Directors to cause the Company to, maintain a directors’ liability insurance policy that is reasonably acceptable to the directors designated by the Initial Stockholders.
6.6    Quorum.  All actions of the Board of Directors shall require approval by a majority of the Board of Directors present at a meeting of the Board of Directors at which a quorum is present.
6.7    Meetings.  The Board of Directors shall hold at least one (1) in-person meeting each year in New York, New York.  The Company shall hold its annual stockholders meeting in New York, New York.
6.8    Board Observers.
(a)            Each Initial Stockholder, that, together with its Permitted Transferees, has an aggregate ownership of Shares representing at least fifteen percent (15%) of the issued and outstanding Shares (disregarding (i) dilution from any issuances of Equity Securities (including, for the avoidance of doubt, pursuant to the exercise, conversion or exchange of any Common Stock Equivalents) and (ii) accretion from the purchase of Offered Securities by the Company pursuant to Section 3.1(c), in each of clauses (i) and (ii), made after the date hereof) shall be entitled to designate one (1) Board Observer (as defined below).
(b)            The Board Observer designated pursuant to Section 6.8(a) (the “Board Observer”) shall have the right to attend (in person or telephonically, at his discretion) each meeting of the Board of Directors as an observer (and not as a director) and shall not have the right to vote at any such meeting or act on behalf of the Board of Directors; provided, that the Board Observer may be excluded from all or any portion of any such meeting to the extent that the Board of Directors determines in good faith and upon the advice of counsel to the Company that such exclusion is required to preserve the attorney-client privilege between the Company and its counsel, or to the extent the respective interests of the Company and its subsidiaries, and those of the Initial Stockholder that the Board Observer represents (or its Affiliates), as to the matter(s) to be discussed or actions to be taken during such portion of such meeting, conflict or could be perceived to conflict (in the good faith judgment of the Board of Directors).  The Company will send, or cause to be sent, to the Board Observer the notice of the time and place of any such meeting in the same manner and at the same time as notice is sent to the directors.  The Company shall also provide, or cause to be provided, to the Board Observer copies of all notices, reports, minutes and other documents and materials at the same time and in the same manner as they are provided to the directors; provided, that the failure to deliver or make available one or more of the items described in this sentence or the preceding sentence shall not affect the validity of any action taken by the Board of Directors.  Notwithstanding anything to the contrary herein, prior to any Board Observer being entitled to attend any meeting of the Board or receive the information specified in this Section 6.8(b), the applicable Board Observer shall execute and deliver to the Company a customary confidentiality agreement in form and substance reasonably satisfactory to the Company.
6.9    Minority Approval Rights.
(a)            The Company shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, take any of the actions set forth in Sections 6.9(a)(i)-6.9(a)(xvi) without the written consent or affirmative vote of (i) MacKay, for so long as Mackay, together with its Permitted Transferees, has an aggregate ownership of Shares representing at least twenty five percent (25%) of the issued and outstanding Shares (disregarding (i) dilution from any issuances of Equity Securities (including, for the avoidance of doubt, pursuant to the exercise, conversion or exchange of any Common Stock Equivalents) and (ii) accretion from the purchase of Offered Securities by the Company pursuant to Section 3.1(c), in each of clauses (i) and (ii), made after the date hereof) and (ii) any of the Initial Stockholders, for so long as such Initial Stockholder, together with its Permitted Transferees, has an aggregate ownership of Shares representing at least eight percent (8%) of the issued and outstanding Shares (disregarding (i) dilution from any issuances of Equity Securities (including, for the avoidance of doubt, pursuant to the exercise, conversion or exchange of any Common Stock Equivalents) and (ii) accretion from the purchase of Offered Securities by the Company pursuant to Section 3.1(c), in each of clauses (i) and (ii), made after the date hereof), and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect.
(i)             any merger, consolidation, or business combination of the Company (other than any such action consummated in accordance with Section 3.1(f));
(ii)            the sale of assets (including, any Equity Securities of any of the Company’s subsidiaries) having an aggregate fair market value greater than $50,000,000, whether in a single or series of transactions (other than any such sale consummated in accordance with Section 3.1(f));
(iii)           any entry by the Company or any of its subsidiaries into voluntary liquidation, dissolution or commencement of bankruptcy or insolvency proceedings, the adoption of a plan with respect to any of the foregoing or the decision not to oppose any similar proceeding commenced by a third party;
(iv)          the consummation of an IPO;
(v)            any amendment, restatement, modification or waiver of this Agreement or any of the Charter Documents;
(vi)           creation of any direct or indirect subsidiary of the Company that is not wholly owned (directly or indirectly) by the Company;
(vii)         any changes to the nature of the business of the Company and its subsidiaries, taken as a whole as of the date hereof, which involves entry by the Company or any of its subsidiaries into new and unrelated lines of business;
(viii)        any acquisition of assets or Equity Securities of any Person, in a single transaction or a series of transactions, that would involve aggregate consideration payable by the Company or its subsidiaries in excess of $35,000,000;
(ix)            any payment to, or sale, lease, Transfer or other disposition of any of the properties or assets of the Company or its subsidiaries to, or the purchase of any property or assets from, or the entering into, making, amending, renewing or extending of any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Company (other than the Company and its subsidiaries) (other than (i) employment arrangements approved by a majority of the Board of Directors, (ii) payment of any management fees to the extent approved by a majority of the Board of Directors and not restricted by any financing facilities of the Company or its subsidiaries, (iii) payment of any fees incurred in connection with service as a member of the Board of Directors or any board of directors or similar governing body of any subsidiary of the Company, (iv) reasonable out-of-pocket expenses incurred in connection with activities performed on behalf of the Company or any of its subsidiaries and (v) an acquisition of New Securities by a Preemptive Rightholder pursuant to an exercise of its rights pursuant to Article IV;

provided, that all of the other Preemptive Rightholders are entitled to exercise such rights with respect to such acquisition)
(x)             any issuance of Equity Securities of the Company or any of its subsidiaries (other than to the Company or a wholly-owned subsidiary of the Company);
(xi)            any payment or declaration of any dividend or other distribution on any Equity Securities of the Company or entering into a recapitalization transaction the primary purpose of which is to pay a dividend, other than intra-company dividends among the Company and its subsidiaries;
(xii)          any redemption, repurchase or other acquisition by the Company of its Equity Securities (other than (i) any redemption of Equity Securities of the Company held by an employee of the Company or its subsidiaries in connection with the termination of such employee’s employment with the Company or its subsidiary or (ii) Offered Securities purchased by the Company pursuant to Section 3.1(c));
(xiii)        the incurrence of an aggregate amount of Indebtedness of the Company and its subsidiaries taken as a whole (other than  capital leases contemplated by an annual budget approved by the Board of Directors) in excess of $50,000,000;
(xiv)        selection or removal of the Company’s independent auditor;
(xv)         establishment or material modification of any accounting methods, practices, procedures and policies or tax policies, other than as required to comply with changes in GAAP, IFRS, if applicable, or applicable law;
(xvi)        entering into any agreement or commitment to do any of the foregoing.
For the avoidance of doubt, at such time that MacKay, together with its Permitted Transferees, no longer has an aggregate ownership of Shares representing at least twenty-five percent (25%) of the issued and outstanding Shares (disregarding (i) dilution from any issuances of Equity Securities (including, for the avoidance of doubt, pursuant to the exercise, conversion or exchange of any Common Stock Equivalents) and (ii) accretion from the purchase of Offered Securities by the Company pursuant to Section 3.1(c), in each of clauses (i) and (ii), made after the date hereof), no Stockholder will be entitled to any minority approval rights set forth in this Section 6.9(a), and this Section 6.9(a) shall be null and void from and after such time.
(b)            For so long as an Initial Stockholder is entitled to vote on the matters section forth in Section 6.9(a), the Company shall use its reasonable best efforts to consult with such Initial Stockholder prior to appointing a replacement CEO or renewing any employment or other contract with the existing CEO.

ARTICLE VII

COVENANTS
7.1    Books and Records.  The Company shall, and shall cause each of its subsidiaries to, keep proper books of records and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Company and each of its subsidiaries in accordance with GAAP and, if applicable, IFRS.
7.2    Financial Statements and Other Information. For as long as an Initial Stockholder, together with it Permitted Transferees, holds Shares representing at least (x) one percent (1%) of the issued and outstanding Shares, the Company shall use all reasonable efforts to deliver to such Initial Stockholder the information and materials set forth in Sections 7.2(a)-(f) and (y) nine percent (9%) of the issued and outstanding Shares, the Company shall use all reasonable efforts to deliver to such Initial Stockholder the information and materials set forth in Section 7.2(g).
(a)            As soon as available, but not later than ninety (90) days after the end of each fiscal year of the Company (but within one hundred twenty (120) days after the first fiscal year end after the Effective Date), a copy of the audited consolidated balance sheet of the Company and its subsidiaries as of the end of such fiscal year and the related statements of operations and cash flows for such fiscal year (including comparison of actual to budget), setting forth in each case in comparative form the figures for the previous year, all in reasonable detail and accompanied by a management summary and analysis of the operations of the Company for such fiscal year.
(b)            Commencing with the fiscal quarter ending on June 30, 2015, as soon as available, but in any event not later than forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year (but within ninety (90) days in respect of the fiscal quarter ending on June 30, 2015), the unaudited consolidated balance sheet of the Company and its subsidiaries, and the related statements of operations and cash flows for such quarter and for the period commencing on the first day of the fiscal year and ending on the last day of such quarter (including comparison of actual to budget), all certified by an appropriate officer of the Company as presenting fairly the consolidated financial condition as of such date and results of operations and cash flows for the periods indicated in conformity with GAAP and, if applicable, IFRS, subject to normal year-end adjustments and the absence of footnotes required by GAAP and, if applicable, IFRS.
(c)            As soon as available, but in any event not later than sixty (60) days after the end of each fiscal year, a reasonably detailed budget forecasting the Company’s revenues, expenses, and cash position on a month-to-month basis for the ensuing fiscal year.
(d)            As soon as available, but in any event not later than thirty (30) days after the end of each month of each fiscal year (other than March, June,

September and December), the unaudited consolidated balance sheet of the Company and its subsidiaries, and the related statements of operations and cash flows for such month and for the period commencing on the first day of the fiscal year and ending on the last day of such month (including comparison of actual to budget), all certified by an appropriate officer of the Company as presenting fairly the consolidated financial condition as of such date and results of operations and cash flows for the periods indicated in conformity with GAAP and, if applicable, IFRS, subject to normal year-end adjustments and the absence of footnotes required by GAAP and, if applicable, IFRS.
(e)            As soon as practicable, but in any event not later than ten (10) days after the end of each fiscal quarter of each fiscal year, a current capitalization table of the Company showing all Equity Securities of the Company and Debt Securities of the Company issued and outstanding as of the end of such fiscal quarter.
(f)            Such other information regarding the Company and its Subsidiaries as may be reasonably requested by an Initial Stockholder.
(g)            Promptly, but in any event within five (5) Business Days, after the receipt or entry into by the Company or any of its subsidiaries of any material litigation, material auditor communications, material communications from any governmental authority, notices of material defaults under material leases or other material contracts and notices of entry into or termination of material contracts. For the purpose of this Section 7.2(g), “material contract” means any material definitive agreement which was not made in the ordinary course of business of the Company or its subsidiaries.
(h)            Notwithstanding anything to the contrary herein, prior to any Stockholders being entitled to receive the information specified in Sections 7.2(a) through 7.2(g) above, the applicable Stockholder shall execute and deliver to the Company a confidentiality agreement in form and substance reasonably satisfactory to the Company and the Board of Directors may withhold any and all financial statements and other information if it determines in its sole discretion that the delivery of such information to any particular Stockholder is not in the best interests of the Company, including to any Stockholder who is a competitor of the Company.
7.3    VCOC Matters.  The Stockholders recognize that certain Stockholders or investors in Stockholders may be intended to qualify as "venture capital operating companies" (each, a “VCOC”) as defined in 29 C.F.R. 2510.3-101 (the “Plan Asset Regulations”) and, as such, be required to obtain certain “management rights” within the meaning of the Plan Asset Regulations with respect to their direct or indirect investment in the Company.  The Stockholders agree to reasonably cooperate to cause the Company and any successor or Affiliate of the Company to provide management rights of the kind ordinarily conferred when a VCOC is investing in an “operating company” as defined in the Plan Asset Regulations (an “Operating Company”) to the applicable Stockholders or investors as the Company determines are necessary to constitute “management rights” under the Plan Asset Regulations.   In this connection, notwithstanding anything in this Agreement or this Section 7.3 to the contrary, the Company does not represent or warrant that it is or will in the future be an Operating Company, and if the Company for any reason at any time ceases to qualify as an Operating Company, it will have no responsibility or liability to any person in connection with any such failure.
7.4    Registration Rights.
(a)            The Company hereby agrees to provide the Stockholders with the registration rights set forth on Exhibit B on the terms and subject to the conditions set forth therein, and the Stockholders shall be required to abide by the terms and provisions of Exhibit B.
(b)            The provisions of Exhibit B shall apply to the full extent set forth therein with respect to (a) the Common Stock, (b) the Common Stock Equivalents and (c) any and all equity securities of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in conversion of, in exchange for or in substitution of, the Common Stock and shall be appropriately adjusted for any stock dividends, splits, reverse splits, combinations, recapitalizations and the like occurring after the date hereof.  The Company shall cause any successor or assign (whether by merger, consolidation, sale of assets or otherwise) to assume the obligations of the Company under Exhibit B or enter into a new registration rights agreement with the Stockholders on terms substantially the same as Exhibit B as a condition of any such transaction.
ARTICLE VIII

STOCK CERTIFICATE LEGEND
8.1    Legend.  A copy of this Agreement shall be filed with the Secretary of the Company and kept with the records of the Company.  Each certificate representing Shares now held or hereafter acquired by any Stockholder shall for as long as this Agreement is effective bear legends substantially in the following forms, with such modifications or adjustments thereto as may be necessary or appropriate under the circumstances pursuant to applicable laws, rules or regulations or upon the advice of outside counsel:
THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY FOREIGN JURISDICTION.  THE SECURITIES MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.
THE SALE, ASSIGNMENT, HYPOTHECATION, PLEDGE, ENCUMBRANCE OR OTHER DISPOSITION (EACH A “TRANSFER”) AND

VOTING OF ANY OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE RESTRICTED BY THE TERMS OF THE CORPORATION’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION AND THAT CERTAIN STOCKHOLDERS AGREEMENT, DATED APRIL 30, 2015, AMONG THE CORPORATION AND THE STOCKHOLDERS NAMED THEREIN. A COPY OF THE CORPORATION’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION AND THE STOCKHOLDERS AGREEMENT MAY BE INSPECTED AT THE CORPORATION’S PRINCIPAL OFFICE.  THE CORPORATION WILL NOT REGISTER THE TRANSFER OF SUCH SECURITIES ON THE BOOKS OF THE CORPORATION UNLESS AND UNTIL THE TRANSFER HAS BEEN MADE IN COMPLIANCE WITH THE TERMS OF THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION AND THE STOCKHOLDERS AGREEMENT.
ARTICLE IX

MISCELLANEOUS
9.1    Notices.  All notices, demands or other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first class mail, return receipt requested, telecopier, courier service, or personal delivery:
(a)                 if to the Company:
Exide Technologies
13000 Deerfield Parkway
Building 200
Milton, Georgia 30004
Attn: Phillip A. Damaska, Barbara Hatcher
Email: phillip.damaska@exide.com, barbara.hatcher@exide.com
Fax: (678) 566-9229
(b)                 if to the Stockholders:
Such Stockholder at the address or telecopy number shown for such Stockholder on the applicable signature page hereto, to the attention of the person who has signed this Agreement on behalf of such Stockholder.
(c)                 if to any other Stockholder, at its address as it appears on the record books of the Company.
All such notices, demands and other communications shall be deemed to have been duly given when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial courier service; five (5) Business Days after being deposited in the mail, postage prepaid, if mailed; and when receipt is mechanically acknowledged, if telecopied.  Any party may by notice given in accordance with this Section 9.1 designate another address or Person for receipt of notices hereunder.
9.2    Successors and Assigns; Third Party Beneficiaries.  This Agreement shall inure to the benefit of and be binding upon successors and permitted assigns of the parties hereto.  This Agreement is not assignable except in connection with a Transfer of Shares in accordance with this Agreement.  No Person other than the parties hereto and their successors and permitted assigns is intended to be a beneficiary of this Agreement.
9.3    Amendment and Waiver.
(a)            No failure or delay on the part of any party hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy.  The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the parties hereto at law, in equity or otherwise.
(b)            Subject in all events to Section 6.9, any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by any party from the terms of any provision of this Agreement, shall be effective only if it is made or given in writing and signed by (i) the Company, and (ii) the Stockholders holding a majority of the then-issued and outstanding Shares; provided, however, that any amendment, supplement or modification to (x) Sections 6.3, 6.4, 6.8, 6.9, 7.3 or 7.4 or Exhibit B that adversely affects the rights of any Stockholder pursuant to such Sections shall require the written consent of such Stockholder and (y) this Section 9.3(b) shall require the written consent of the Stockholders holding at least seventy-five percent (75%) of the then-issued and outstanding Shares; provided, further, however, that any amendment, supplement, modification or waiver that disproportionately and adversely affects the rights or obligations of any Stockholder or Stockholders under this Agreement shall require the written consent of the Stockholders holding at least a majority of the Shares held by such Stockholders so affected by such amendment, supplement, modification or waiver.  Any such amendment, supplement, modification, waiver or consent provided in accordance with this Section 9.3 shall be binding upon the Company and all of the Stockholders.
9.4    Counterparts.  This Agreement may be executed in any number of counterparts, and by the parties hereto in separate counterparts each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.
9.5    Specific Performance.  The parties hereto intend that each of the parties have the right to seek damages or specific performance in the event that any other party hereto fails to perform such party’s obligations hereunder.  Therefore, if any party shall institute any action or proceeding to enforce the provisions hereof, any party against whom such action or proceeding is brought hereby waives any claim or defense therein that the plaintiff party has an adequate remedy at law.

9.6    Headings.  The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.
9.7    Governing Law; Consent to Jurisdiction.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF.  The parties hereto irrevocably submit to the exclusive jurisdiction of any state or federal court sitting in the State of Delaware over any suit, action or proceeding arising out of or relating to this Agreement or the affairs of the Company.  To the fullest extent they may effectively do so under applicable law, the parties hereto irrevocably waive and agree not to assert, by way of motion, as a defense or otherwise, any claim that they are not subject to the jurisdiction of any such court, any objection that they may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.
9.8    Severability.  If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.
9.9    Interpretation; Construction.  The headings contained in this Agreement are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.  Unless the context of this Agreement otherwise clearly requires, (a) references made in this Agreement (other than Exhibit B) to a Section or Article shall be to a Section or Article, respectively, of this Agreement (other than Exhibit B) and references made in Exhibit B to a Section or Article shall be to a Section or Article, respectively, of Exhibit B, (b) references to the plural include the singular, and references to the singular include the plural, (c) words used herein, regardless of the gender specifically used, shall be deemed and construed to include any other gender, masculine, feminine or neuter, as the context requires, (d) the words “include,” “includes” and “including” do not limit the preceding terms or words and shall be deemed to be followed by the words “without limitation,” (e) the terms “hereof,” “herein,” “hereunder,” “hereto” and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement, (f) the terms “day” and “days” mean and refer to calendar day(s), (g) the terms “year” and “years” mean and refer to calendar year(s), (h) the term “dollar” or “$” means lawful currency of the United States, (i) the terms “Writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form, (j) references to any Person include the successors and permitted assigns of that Person and (k) references from or through any date mean, unless otherwise specified, from and including or through and including, respectively.  Unless otherwise set forth herein, references in this Agreement to (i) any document, instrument or agreement (including this Agreement) (A) includes and incorporates all exhibits, schedules and other attachments thereto, (B) includes all documents, instruments or agreements issued or executed in replacement thereof and (C) means, subject to the other terms of this Agreement, such document, instrument or agreement, or replacement or predecessor thereto, as amended, modified or supplemented from time to time in accordance with its terms and in effect at any given time, and (ii) a particular law or statute means such law or statute as amended, modified, supplemented or succeeded, from time to time and in effect at any given time, and all rules and regulations promulgated thereunder.  The parties have participated jointly in negotiating and drafting this Agreement.  In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.  Notwithstanding anything to the contrary herein or any of the other provisions set forth in this Agreement or in any other agreement, instrument or certificate evidencing Equity Securities or Debt Securities of the Company or any of its subsidiaries, it is hereby acknowledged and agreed that, for the avoidance of doubt, all of the rights, remedies, liabilities and obligations set forth in this Agreement shall be applicable to each Stockholder hereunder in his, her or its capacity as a holder of Shares and not in his, her or its capacity as a holder of any Debt Securities or otherwise.
9.10   Entire Agreement.  This Agreement, together with the exhibits hereto, is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein.  There are no restrictions, promises, representations, warranties or undertakings, other than those set forth or referred to herein or therein.  This Agreement, together with the exhibits hereto, supersedes all prior agreements and understandings among the parties with respect to such subject matter.
9.11   Term of Agreement.  This Agreement shall become effective upon the execution hereof and shall terminate upon the earlier of (a) the QIPO Effective Date, (b) the closing of a Sale Transaction or (c) the liquidation or dissolution of the Company; provided, however, that the rights and obligations set forth in or provided for under Article IX and Section 7.4 (and any related definitions), shall survive such termination.
9.12   Further Assurances.  Each of the parties shall, and shall cause their respective Affiliates to, execute such documents and perform such further acts as may be reasonably required or desirable to carry out or to perform the provisions of this agreement.
[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the undersigned have executed, or have caused to be executed, this Stockholders Agreement on the date first written above.
COMPANY:

EXIDE TECHNOLOGIES

By:
Name:
Title:

Signature Page to Stockholders Agreement

STOCKHOLDERS:

Dated: April __, 2015	ALLIANCE BERNSTEIN HIGH INCOME FUND, AB GLOBAL HIGH INCOME FUND, ACM GLOBAL HIGH YIELD- OFFSHORE AND CERTAIN OTHER AFFILIATES

By:

Signature Page to Stockholders Agreement

Dated: April __, 2015	BREVAN HOWARD CREDIT CATALYSTS MASTER FUND LIMITED N/K/A DW CATALYST MASTER FUND, LTD.

By:

Signature Page to Stockholders Agreement

Dated: April __, 2015	CONTRARIAN CAPITAL MANAGEMENT, LLC ON BEHALF OF VARIOUS MANAGED ACCOUNTS AND AFFILIATED ENTITIES

By:

Signature Page to Stockholders Agreement

Dated: April __, 2015	THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY BY: NORTHWESTERN MUTUAL INVESTMENT MANAGEMENT COMPANY, LLC, ITS INVESTMENT ADVISOR

By:

Signature Page to Stockholders Agreement

Dated: April __, 2015	NOMURA CORPORATE RESEARCH AND ASSET MANAGEMENT INC. AS INVESTMENT MANAGER ON BEHALF OF FUNDS AND ACCOUNTS IT MANAGES

By:

3Signature Page to Stockholders Agreement

Dated: April __, 2015	MACKAY SHIELDS LLC, AS INVESTMENT ADVISOR ON BEHALF OF CERTAIN FUNDS AND ACCOUNTS IT MANAGES

By:

By:

Signature Page to Stockholders Agreement

Dated: April __, 2015	NB DISTRESSED DEBT INVESTMENT FUND LIMITED BY: NEUBERGER BERMAN FIXED INCOME LLC AS INVESTMENT MANAGER

By:

Dated: April __, 2015	NB DISTRESSED DEBT MASTER FUND LP BY: NEUBERGER BERMAN FIXED INCOME LLC AS INVESTMENT MANAGER

By:

Signature Page to Stockholders Agreement

Dated: April __, 2015	D.E. SHAW GALVANIC PORTFOLIOS, L.L.C.

By:

Signature Page to Stockholders Agreement

Dated: April __, 2015	BDCM OPPORTUNITY FUND III, L.P. BY: BDCM OPPORTUNITY FUND III ADVISER, L.L.C., ITS INVESTMENT MANAGER

By:

Signature Page to Stockholders Agreement

Dated: April __, 2015	STONEHILL CAPITAL MANAGEMENT LLC ON BEHALF OF ITS FUNDS

By:

Signature Page to Stockholders Agreement

STOCKHOLDER COUNTERPART
SIGNATURE PAGE TO THE
STOCKHOLDERS’ AGREEMENT BY AND AMONG EXIDE TECHNOLOGIES,
AND THE
STOCKHOLDERS (AS DEFINED THEREIN)

Name of Stockholder:

Signature:

Name/Title of Signatory if Signed in Representative Capacity:

Address of Stockholder

Signature Page to Stockholders Agreement

Schedule I
Initial Stockholders

MacKay Shields LLC as investment advisor and such funds and accounts it manages as investment advisor

Alliance Bernstein High Income Fund, AB Global High Income Fund, ACM Global High Yield - Offshore and funds and accounts managed by Alliance Bernstein as investment advisor

AQR Capital Management LLC, as investment manager and such funds and accounts it manages

D.E. Shaw Galvanic Portfolios, L.L.C. and other affiliated funds

Stonehill Institutional Partners, L.P. as investment manager and the various funds it manages

Stonehill Master Fund LTD

The Northwestern Mutual Life Insurance Company and such funds and accounts it manages

Contrarian Capital Management, LLC as investment manager and the various managed accounts and affiliated entities it manages

BDCM Opportunity Fund III LP

Entities managed by Nomura Corporate Research and Asset Mgmt Inc.

NB Distressed Debt Investment Fund Limited and NB Distressed Debt Master Fund LP – funds managed by Neuberger Berman Fixed Income LLC, as investment manager

Exhibit A‑1
ACKNOWLEDGMENT AND AGREEMENT
The undersigned wishes to receive from [insert name] (“Transferor”) certain shares or certain options, warrants or other rights to purchase [insert number] shares, par value $0.01 per share, of Common Stock (the “Shares”) of Exide Technologies, a Delaware corporation (the “Company”);
The Shares are subject to the Stockholders Agreement, dated April 30, 2015, as amended (the “Agreement”), among the Company and the other parties listed on the signature pages thereto, and certain additional restrictions set forth in the Certificate of Incorporation and the By-laws of the Company (the "Charter Documents");
The undersigned has been given a copy of the Agreement and the Charter Documents and afforded ample opportunity to read and to have counsel review them, and the undersigned is thoroughly familiar with their respective terms;
Pursuant to the terms of the Agreement and the Charter Documents, the Transferor is prohibited from Transferring such Shares and the Company is prohibited from registering the Transfer of the Shares unless and until a Transfer is made in accordance with the terms and conditions of the Agreement and the Charter Documents and the recipient of such Shares acknowledges the terms and conditions of the Agreement and the Charter Documents and agrees to be bound thereby; and
The undersigned wishes to receive such Shares and have the Company register the Transfer of such Shares on the Company’s books and records.
In consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and to induce the Transferor to Transfer such Shares to the undersigned and the Company to register such Transfer on the Company’s books and records, the undersigned does hereby acknowledge and agree that (i) he/she/it has been given a copy of the Agreement and the Charter Documents and afforded ample opportunity to read and to have counsel review them, and the undersigned is thoroughly familiar with their respective terms, (ii) the Shares are subject to the terms and conditions set forth in the Agreement and the Charter Documents, and (iii) the undersigned does hereby agree fully to be bound thereby as a Stockholder (as therein defined).
This ________ day of ________, 20__.

Exhibit A-2
ACKNOWLEDGMENT AND AGREEMENT
The undersigned wishes to receive from Exide Technologies, a Delaware corporation (the “Company”), [insert number] shares, par value $0.01 per share, of Common Stock, or certain newly issued options, warrants or other rights to purchase [insert number] shares of Common Stock (the “Shares”), of the Company;
The Shares are subject to the Stockholders Agreement, dated April 30, 2015, as amended  (the “Agreement”), among the Company and the other parties listed on the signature pages thereto, and certain additional restrictions set forth in the Certificate of Incorporation and the By-laws of the Company (the "Charter Documents");
The undersigned has been given a copy of the Agreement and the Charter Documents and afforded ample opportunity to read and to have counsel review them, and the undersigned is thoroughly familiar with their respective terms;
Pursuant to the terms of the Agreement and the Charter Documents, the Company is prohibited from issuing the Shares unless and until a Transfer is made in accordance with the terms and conditions of the Agreement and the Charter Documents and the recipient of such Shares acknowledges the terms and conditions of the Agreement and the Charter Documents and agrees to be bound thereby; and
The undersigned wishes to receive such Shares.
In consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and to induce the Company to issue such Shares, the undersigned does hereby acknowledge and agree that (i) he/she/it has been given a copy of the Agreement and the Charter Documents and afforded ample opportunity to read and to have counsel review them, and the undersigned is thoroughly familiar with their respective terms, (ii) the Shares are subject to terms and conditions set forth in the Agreement and the Charter Documents, and (iii) the undersigned does hereby agree fully to be bound thereby as a Stockholder (as therein defined).
This ________ day of ________, 20__.

Exhibit B
REGISTRATION RIGHTS

ARTICLE I
DEFINITIONS
Section 1.1          Definitions.  Certain capitalized terms used in this Exhibit B have the meanings ascribed to such terms in the Agreement of which this Exhibit B forms a part.  When used in this Exhibit B, the following terms have the following meanings:
“Alternative Transaction” means the sale of Registrable Securities to one or more purchasers in a registered transaction without a prior marketing process by means of (i) a bought deal, (ii) a block trade, (iii) a Hedging Transaction, (iv) a direct sale or (v) any other transaction that is registered pursuant to a Shelf Registration that is not a firm commitment underwritten offering.
“Automatic Shelf Registration Statement” means an “automatic shelf registration statement” as defined in Rule 405 promulgated under the Securities Act.
“Company Securities” means (a) Common Stock, (b) Common Stock Equivalents and (c) any options, warrants or other rights to acquire, and any securities received as a dividend or a distribution in respect of, any of the securities described in clauses (a) and (b) above.
“Free Writing Prospectus” means any “free writing prospectus” as defined in Rule 405 promulgated under the Securities Act relating to the Registrable Securities included in the applicable Registration Statement.
“Hedging Counterparty” means broker-dealer registered under Section 15(b) of the Exchange Act or an Affiliate thereof.
“Hedging Transaction” means any transaction involving a security linked to the Registrable Securities or any security that would be deemed to be a “derivative security” (as defined in Rule 16a-1(c) promulgated under the Exchange Act) with respect to the Registrable Securities or a transaction (even if not a security) which would (were it a security) be considered such a derivative security, or which transfers some or all of the economic risk of ownership of the Registrable Securities, including any forward contract, equity swap, put or call, put or call equivalent position, collar, non-recourse loan, sale of exchangeable security or similar transaction. For the avoidance of doubt the following transactions shall be deemed to be Hedging Transactions

(i)            transactions by a Requesting Holder in which a Hedging Counterparty engages in short sales of Registrable Securities pursuant to a prospectus and may use Registrable Securities to close out its short position;
(ii)            transactions by a Requesting Holder in which the Requesting Holder sells short Registrable Securities pursuant to a prospectus and delivers Registrable Securities to close out its short position;
(iii)            transactions by a Requesting Holder in which the Requesting Holder delivers, in a transaction exempt from registration under the Securities Act, Registrable Securities to the Hedging Counterparty who will then publicly resell or otherwise transfer such Registrable Securities pursuant to a prospectus or an exemption from registration under the Securities Act; and
(iv)            a loan or pledge of Registrable Securities to a Hedging Counterparty who may then become a selling stockholder and sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares, in each case, in a public transaction pursuant to a prospectus.
“Public Offering” means the offer for sale of shares of Common Stock pursuant to an effective Registration Statement.
“Registrable Securities” means, at any time, any Company Securities until (a) a registration statement covering such securities has been declared effective by the SEC and such securities have been disposed of pursuant to such effective registration statement, (b) such securities are sold pursuant to Rule 144 (or any similar provisions then in force), (c) such securities are otherwise Transferred and thereafter such securities may be resold without subsequent registration under the Securities Act or (d) such securities may be sold pursuant to Rule 144 (or any similar provisions in force) without regard to volume or manner of sale limitations and constitute less than 2.0% of the outstanding Company Securities (assuming the conversion of all issued and outstanding options or other equity awards into Common Stock).
“Registration Expenses” means any and all expenses incident to the performance of or compliance with any registration or marketing of Registrable Securities, regardless of whether the applicable Registration Statement is declared effective, including all (a) registration and filing fees, and all other fees and expenses payable in connection with the listing of securities on any exchange or automated interdealer quotation system, (b) fees and expenses incurred in complying with any securities or “blue sky” laws (including reasonable fees and disbursements of counsel in connection with “blue sky” qualifications of the Registrable Securities as may be set forth in any underwriting agreement), (c) expenses in connection with the preparation, printing, mailing and delivery of any registration statements, prospectuses and other documents in connection therewith and any amendments or supplements thereto, (d) security engraving and printing expenses, (e) internal expenses of the Company (including all salaries and expenses of its officers and employees performing legal or accounting duties), (f) reasonable fees and disbursements of counsel for the Company and customary fees and expenses for independent certified public accountants retained by the Company (including the expenses relating to any comfort letters or costs associated with the delivery by independent certified public accountants of any “comfort” letters requested pursuant to Section 2.5(h) or any special audits incidental to or required by any registration or qualification), (g) reasonable fees and expenses of any special experts retained by the Company in connection with such registration, (h) reasonable fees, out-of-pocket costs and expenses of one firm of counsel selected by the holder(s) of a majority of the Registrable Securities covered by each Registration Statement (the “Holders’ Counsel”) up to a maximum amount of $50,000 per Registration Statement, (i) fees and expenses in connection with any review by FINRA of the underwriting arrangements or other terms of the offering, and all fees and expenses of any qualified independent underwriter, including the reasonable fees and expenses of any counsel thereto, (j) fees and disbursements of underwriters customarily paid by issuers or sellers of securities, but excluding any underwriting fees, discounts and commissions attributable to the sale of Registrable Securities, (k) costs of printing and producing any agreements among underwriters, underwriting agreements, any “blue sky” or legal investment memoranda and any selling agreements and other documents in connection with the offering, sale or delivery of the Registrable Securities (provided that such costs of printing and producing agreements among underwriters or underwriting agreements shall not include the fees and disbursements of counsel to the underwriters), (l) transfer agents’ and registrars’ fees and expenses and the fees and expenses of any other agent or trustee appointed in connection with such offering, (m) expenses relating to any analyst or investor presentations or any “road shows” undertaken in connection with the registration, marketing or selling of the Registrable Securities, (n) fees and expenses payable in connection with any ratings of the Registrable Securities, including expenses relating to any presentations to rating agencies, (o) all out-of pocket costs and expenses incurred by the Company or its appropriate officers in connection with their compliance with Section 2.5(m) and (p) any liability insurance or other premiums for insurance obtained in connection with any Demand Registration, Piggyback Registration or Shelf Registration pursuant to the terms of this Exhibit B.
“Registration Statement” means any registration statement of the Company under the Securities Act that covers any of the Registrable Securities pursuant to the provisions of this Exhibit B, including an Automatic Shelf Registration Statement.
“Requesting Holder” means, with respect to a Demand Registration or Shelf Registration, as applicable, MacKay, Alliance or D.E. Shaw, in each case, together with their respective transferees to whom any registration rights under this Exhibit B are assigned pursuant to Section 2.13.
“Rule 144” means Rule 144 (or any successor provisions) under the Securities Act.
“Seasoned Issuer” means an issuer eligible to use Form S-3 or F-3 under the Securities Act for a primary offering in reliance on General Instruction I.B.1 to those Forms and who is not an “ineligible issuer” as defined in Rule 405 promulgated under the Securities Act.

“Shelf Registered Securities” means any Registrable Securities whose offer and sale is registered pursuant to a Registration Statement filed in connection with a Shelf Registration (including an Automatic Shelf Registration Statement).
“Specified Period” means: (a) with regard to the period after the effective date of a Registration Statement for an Initial Public Offering, one hundred eighty (180) days; and (b) with regard to the period after the effective date of a Registration Statement for an offering other than an Initial Public Offering, ninety (90) days; provided, that if (i) the Company issues an earnings release or other material news or a material event relating to the Company and its Subsidiaries occurs during the last seventeen (17) days of such period or (ii) prior to the expiration of such period, the Company announces that it will release earnings results during the 16-day period beginning upon the expiration of such period, then to the extent necessary for a managing or co-managing underwriter of a registered offering required hereunder to comply with NASD Rule 2711(f)(4), such period shall be extended until eighteen (18) days after the earnings release or the occurrence of the material news or event, as the case may be.
“Well-Known Seasoned Issuer” means a “well-known seasoned issuer” as defined in Rule 405 promulgated under the Securities Act and which (a) (i) is a “well-known seasoned issuer” under paragraph (1)(i)(A) of such definition or (ii) is a “well-known seasoned issuer” under paragraph (1)(i)(B) of such definition and is also eligible to register a primary offering of its securities relying on General Instruction I.B.1 of Form S-3 or Form F-3 under the Securities Act and (b) is not an “ineligible issuer” as defined in Rule 405 promulgated under the Securities Act.
ARTICLE II

REGISTRATION RIGHTS
Section 2.1           Demand Registration.
(a)            At any time following one hundred eighty (180) days following the consummation of the Initial Public Offering (or such earlier date as may be agreed by the managing underwriter in the Initial Public Offering), any Requesting Holder may give a written request to the Company to effect the registration under the Securities Act (other than pursuant to a registration statement on Form S-4 or Form S-8 or any similar or successor form under the Securities Act) of all or any portion of such Requesting Holder’s Registrable Securities, which written request shall specify the number of Registrable Securities to be registered and the intended method of disposition thereof.  At any time the Company is eligible for use of an Automatic Shelf Registration Statement, such registration shall occur on such form.  Upon the receipt of such written request, the Company shall promptly give notice (via facsimile or electronic transmission) to the other Stockholders of such requested registration (each such registration shall be referred to in this Exhibit B as a “Demand Registration”) at least ten (10) Business Days prior to the anticipated filing date of the Registration Statement relating to such Demand Registration.  Thereafter, the Company shall use its commercially reasonable efforts to effect, as soon as practicable, the registration under the Securities Act of:
(i)            all Registrable Securities for which the Requesting Holder has requested registration under this Section 2.1;
(ii)            all other Registrable Securities of the same class or series as those requested to be registered by the Requesting Holder that the other Stockholders pursuant to Section 2.3 (such other Stockholders, together with the Requesting Holder, and any Stockholders participating in a Piggyback Registration pursuant to Section 2.3, the “Registering Holders”) has requested the Company to register by request received by the Company within ten (10) Business Days after such other Stockholders receive the Company’s notice of the Demand Registration; and
(iii)            any Company Securities to be offered or sold by the Company;
all to the extent necessary to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities so to be registered; provided, that, the Company shall not be obligated to effect (x) more than three (3) Demand Registrations (as defined below) for MacKay (together with any Person to whom any registration rights under this Exhibit B are assigned by MacKay pursuant to Section 2.13), (y) two (2) Demand Registrations for Alliance (together with any Person to whom any registration rights under this Exhibit B are assigned by Alliance pursuant to Section 2.13) and (z) one (1) Demand Registration for D.E. Shaw (together with any Person to whom any registration rights under this Exhibit B are assigned by D.E. Shaw pursuant to Section 2.13), in each case, other than Demand Registrations to be effected pursuant to a Registration Statement on Form S-3 (or any successor or similar form, including Form S-3) under the Securities Act (“Form S-3”) for which an unlimited number of Demand Registrations shall be permitted or (y) any such Demand Registration (1) within the Specified Period (or such shorter period as the Company may determine in its sole discretion) after the effective date of any other registration statement of the Company (other than a registration statement filed in connection with an employee benefit plan or business combination transaction or a registration statement on Form S-4 or Form S-8 or any similar or successor form thereto) or (2) in accordance with Section 2.1(f).
(b)            Promptly after the expiration of the ten (10) Business Day period referred to in Section 2.1(a)(ii), the Company will notify all Registering Holders of the identities of the other Registering Holders and the number of Registrable Securities requested to be included in the Demand Registration by each of them.  At any time prior to the effective date of the Registration Statement relating to such Demand Registration, the Requesting Holder may upon notice to the Company, revoke such request in whole or in part with respect to the number of Registrable Securities requested to be included in such Registration Statement, without liability to any of the other Registering Holders.

(c)            The Company shall be liable for and pay all Registration Expenses in connection with any Demand Registration, regardless of whether such Demand Registration becomes effective.
(d)            A Demand Registration shall not be deemed to have occurred:
(i)            unless the Registration Statement relating thereto (A) has become effective under the Securities Act and (B) has remained continuously effective for a period of at least (x) one hundred eighty (180) days (or such shorter period in which all Registrable Securities of the Registering Holders included in such registration have actually been sold thereunder) or (y) with respect to a Shelf Registration, until the date set forth in Section 2.5(a)(ii); provided, that such Registration Statement shall not be considered a Demand Registration if, after such Registration Statement becomes effective, (1) such Registration Statement is interfered with by any stop order or other Order of the SEC or other Governmental Authority and (2) less than 75% of the Registrable Securities included in such Registration Statement have been sold thereunder; or
(ii)            if the Maximum Offering Size is reduced in accordance with Section 2.1(e) such that less than 662/3% of the Registrable Securities of the Requesting Holder sought to be included in such registration are included.
(e)            If a Demand Registration involves a Public Offering and the lead managing underwriter advises the Company and the Requesting Holder that, in its view, the number of Registrable Securities requested to be included in such registration (including any securities that the Company proposes to be included that are not Registrable Securities) exceeds the largest number of Registrable Securities that can be sold without having a material and adverse effect on such offering, including the price at which such Registrable Securities can be sold (the “Maximum Offering Size”), the Company shall include in such registration, in the priority listed below, up to the Maximum Offering Size:
(i)            first, all Registrable Securities requested to be registered by the Requesting Holder and all other Registering Holders (allocated, if necessary for the offering not to exceed the Maximum Offering Size, to give first priority to the inclusion of the Registrable Securities of the Requesting Holder and, thereafter, pro rata among the remaining Registering Holders on the basis of the relative number of Registrable Securities so requested to be included in such registration by each such Registering Holder);
(ii)            second, any securities proposed to be registered by the Company; and

(iii)            third, any securities proposed to be registered for the account of any other Persons, with such priorities among them as the Company shall determine.
(f)            Notwithstanding anything to the contrary contained in this Exhibit B, but subject to the limitations set forth in this Section 2.1(f), the Company shall be entitled to suspend its obligation to file (but not the preparation of) any Registration Statement in connection with any Demand Registration or Shelf Registration (including any Shelf Public Offering), file any amendment to such a Registration Statement, file or furnish any supplement or amendment to a prospectus included in such a Registration Statement, make any other filing with the SEC, cause such a Registration Statement or other filing with the SEC to become or remain effective or take any similar action (collectively, “Registration Actions”) upon (i) the issuance by the SEC of a stop order suspending the effectiveness of any such Registration Statement or the initiation of proceedings with respect to such a Registration Statement under Section 8(d) or 8(e) of the Securities Act, (ii) the Board’s determination, in its good faith judgment, that any such Registration Action should not be taken because it would reasonably be expected to materially interfere with or require the public disclosure of any material corporate development or plan, including any material financing, securities offering, acquisition, disposition, corporate reorganization or merger or other transaction involving the Company or any of its Subsidiaries or (iii) the Company possessing material non-public information the disclosure of which the Board determines, in its good faith judgment, would reasonably be expected to not be in the best interests of the Company. Upon the occurrence of any of the conditions described in clause (i), (ii) or (iii) above in connection with undertaking a Registration Action, the Company shall give prompt notice of such suspension (and whether such action is being taken pursuant to clause (i), (ii) or (iii) above) (a “Suspension Notice”) to the Requesting Holders.  Upon the termination of such condition, the Company shall give prompt notice thereof to the Requesting Holders and shall promptly proceed with all Registration Actions that were suspended pursuant to this paragraph.  The Company may only suspend Registration Actions pursuant to clause (ii) or (iii) of this Section 2.1(f) on one (1) occasion during any period of twelve (12) consecutive months for a reasonable time specified in the Suspension Notice, but not exceeding ninety (90) days (which period may not be extended or renewed) (each such occasion, a “Suspension Period”).  Each Suspension Period shall be deemed to begin on the date the relevant Suspension Notice is given to the Requesting Holders and shall be deemed to end on the earlier to occur of (x) the date on which the Company gives the Requesting Holders a notice that the Suspension Period has terminated and (y) the date on which the number of days during which a Suspension Period has been in effect exceeds the ninety (90) day period.  If the filing of any Demand Registration or Shelf Registration is suspended pursuant to this Section 2.1(f), once the Suspension Period ends the Requesting Holder may request a new Demand Registration or a new Shelf Registration (neither such request shall be counted as an additional Demand Registration for purposes of subclause (x) in the proviso of Section 2.1(a)).  Notwithstanding anything to the contrary in this Exhibit B, the Company shall not be in breach of, or have failed to comply with, any obligation under this Exhibit B where the Company acts or omits to take any action in order to comply with applicable Law, any interpretation of the staff of the SEC or any Order.

Section 2.2          Shelf Registration.
(a)            At any time when (i) the Company is eligible to use Form S-3 in connection with a secondary public offering of its equity securities and (ii) a Shelf Registration on a Form S-3 registering Registrable Securities for resale is not then effective (subject to any applicable Suspension Period), upon the written request of any Requesting Holder, the Company shall use its commercially reasonable efforts to register, under the Securities Act on Form S-3 for an offering on a delayed or continuous basis pursuant to Rule 415 promulgated under the Securities Act (a “Shelf Registration”), the offer and sale of all or a portion of the Registrable Securities owned by such Requesting Holder.  Upon the receipt of such written request, the Company shall promptly give notice (via facsimile or electronic transmission) of such requested Shelf Registration at least ten (10) Business Days prior to the anticipated filing date of such Shelf Registration to the other Stockholders, and such notice shall describe the proposed Shelf Registration, the intended method of disposition of such Registrable Securities and any other information that at the time would be appropriate to include in such notice, and offer such Stockholders the opportunity to register the number of Registrable Securities as each such Stockholder may request in writing to the Company, given within ten (10) Business Days after such Stockholders receive the Company’s notice of the Shelf Registration.  The “Plan of Distribution” section of such Shelf Registration shall permit all lawful means of disposition of Registrable Securities, including firm-commitment underwritten public offerings, block trades, agented transactions, sales directly into the market, purchases or sales by brokers and sales not involving a public offering.  With respect to each Shelf Registration, the Company shall, subject to any Suspension Period, (x) as promptly as practicable after the written request of the Requesting Holder, file a Registration Statement and (y) use its commercially reasonable efforts to cause such Registration Statement to be declared effective as promptly as practicable, and remain effective until the date set forth in Section 2.5(a)(ii).   No Stockholder shall be entitled to include any of its Registrable Securities in a Shelf Registration unless such Stockholder has complied with Section 2.16.  The Company shall not be required to amend a Shelf Registration (or the related prospectus) to add or change the disclosure regarding selling securityholders during any Suspension Period.  The obligations set forth in this Section 2.2(a) shall not apply if the Company has a currently effective Automatic Shelf Registration Statement covering all Registrable Securities in accordance with Section 2.2(f) and has otherwise complied with its obligations pursuant to this Exhibit B.
(b)            Upon written request by a Requesting Holder holding Shelf Registered Securities (such Holder, the “Shelf Public Offering Requesting Holder”), which request (the “Shelf Public Offering Request”) shall specify the class or series and amount of such Shelf Public Offering Requesting Holder’s Shelf Registered Securities to be sold (the “Requested Shelf Registered Securities”), the Company shall (subject to any Suspension Period) perform its obligations hereunder with respect to the sale of such Requested Shelf Registered Securities in the form of a firm commitment underwritten public offering (unless otherwise consented to by the Shelf Public Offering Requesting Holder) (a “Shelf Public Offering”) if the aggregate proceeds expected to be received from the sale of the Requested Shelf Registered Securities equals or exceeds $50,000 determined by the Company in good faith as of the date the Company receives the Shelf

Public Offering Request.  Promptly upon receipt of a Shelf Public Offering Request, the Company shall provide notice (the “Shelf Public Offering Notice”) of such proposed Shelf Public Offering (which notice shall state the material terms of such proposed Shelf Public Offering, to the extent known, as well as the identity of the Shelf Public Offering Requesting Holder) to the other Stockholders holding Shelf Registered Securities.  Such other Stockholders may, by written request to the Company and the Shelf Public Offering Requesting Holder, within one (1) Business Day after receipt of such Shelf Public Offering Notice, include up to all of their Shelf Registered Securities of the same class or series as the Requested Shelf Registered Securities in such proposed Shelf Public Offering; provided, that any such Shelf Registered Securities shall be sold subject to the same terms as are applicable to the Shelf Registered Securities of the Shelf Public Offering Requesting Holder.  No Stockholder shall be entitled to include any of its Registrable Securities in a Shelf Public Offering unless such Stockholder has complied with Section 2.16.  The lead managing underwriter or underwriters selected for such Shelf Public Offering shall be selected in accordance with Section 2.5(f)(i).
(c)            In a Shelf Public Offering, if the lead managing underwriter advises the Company and the Shelf Public Offering Requesting Holder that, in its view, the number of Registrable Securities requested to be included in such Shelf Public Offering (including any securities that the Company proposes to be included that are not Registrable Securities) exceeds the Maximum Offering Size, the Company shall include in such Shelf Public Offering, in the priority listed below, up to the Maximum Offering Size:
(i)            first, all Shelf Registered Securities requested to be included in the Shelf Public Offering by the Shelf Public Offering Requesting Holder and all other Stockholders, pro rata on the basis of the relative number of shares of Shelf Registered Securities so requested to be included in the Shelf Public Offering by each such Stockholder;
(ii)            second, any securities proposed to be included in the Shelf Public Offering by the Company; and
(iii)            third, any securities proposed to be included in the Shelf Public Offering for the account of any other Persons, with such priorities among them as the Company shall determine.
(d)            The Company shall use its commercially reasonable efforts to cooperate in a timely manner with any request of the Stockholders in respect of any Alternative Transaction, including entering into customary agreements with respect to such Alternative Transactions (and providing customary representations, warranties, covenants and indemnities in such agreements) as well as providing other reasonable assistance in respect of such Alternative Transactions of the type applicable to a Public Offering subject to Section 2.5, to the extent customary for such transactions. The Company shall bear all Registration Expenses in connection with any Shelf Registration, any Shelf Public Offering or any other transaction (including any Alternative Transaction) registered under a Shelf Registration pursuant to this Section 2.2, whether or not such Shelf Registration becomes effective or such Shelf Public Offering or other transactions is completed; provided, however, that if the Shelf Public Offering Requesting Holder revokes its request in whole with respect to a Shelf Public Offering, then the Shelf Public Offering Requesting Holder shall reimburse the Company for and/or pay directly all Registration Expenses incurred relating to such Shelf Public Offering.
(e)            After the Registration Statement with respect to a Shelf Registration is declared effective but subject to the Suspension Period, upon written request by one or more Stockholders (which written request shall specify the amount of such Stockholders’ Registrable Securities to be registered), the Company shall, as promptly as practicable after receiving such request, (i) if it is a Seasoned Issuer or Well-Known Seasoned Issuer, or if such Registration Statement is an Automatic Shelf Registration Statement, file a prospectus supplement to include such Stockholders as selling stockholders in such Registration Statement or (ii) if it is not a Seasoned Issuer or Well-Known Seasoned Issuer, and the Registrable Securities requested to be registered represent more than five percent (5%) of the outstanding Registrable Securities, file a post-effective amendment to the Registration Statement to include such Stockholders in such Shelf Registration and use commercially reasonable efforts to have such post-effective amendment declared effective.
(f)            Upon the Company becoming a Well-Known Seasoned Issuer, (i) the Company shall give written notice to all of the Stockholders as promptly as practicable but in no event later than ten (10) Business Days thereafter, and such notice shall describe, in reasonable detail, the basis on which the Company has become a Well-Known Seasoned Issuer, and (ii) the Company shall, as promptly as practicable and subject to any Suspension Period, register, under an Automatic Shelf Registration Statement, the sale of all of the Registrable Securities in accordance with the terms of this Exhibit B.  The Company shall use its commercially reasonable efforts to file such Automatic Shelf Registration Statement as promptly as practicable, but in no event later than fifteen (15) Business Days after it becomes a Well-Known Seasoned Issuer, and to cause such Automatic Shelf Registration Statement to remain effective thereafter until the date set forth in Section 2.5(a)(ii).  The Company shall give written notice of filing such Registration Statement to all of the Stockholders as promptly as practicable thereafter.  The Company shall not be required to include any Stockholder as a selling stockholder in any Registration Statement or prospectus unless such Stockholder has complied with Section 2.16.  At any time after the filing of an Automatic Shelf Registration Statement by the Company, if it is reasonably likely that it will no longer be a Well-Known Seasoned Issuer as of a future determination date (the “Determination Date”), as promptly as practicable and at least thirty (30) days prior to such Determination Date, the Company shall (A) give written notice thereof to all of the Stockholders and (B) if the Company is eligible to file a Registration Statement on Form S-3 with respect to a secondary public offering of its equity securities, file a Registration Statement on Form S-3 with respect to a Shelf Registration in accordance with Section 2.2(a), treating all selling stockholders identified as such in the Automatic Shelf Registration Statement (and amendments or supplements thereto) as Requesting Holders and use all commercially reasonable efforts to have such Registration Statement declared effective prior to the

Determination Date.  Any registration pursuant to this Section 2.2(f) shall be deemed a Shelf Registration for purposes of this Exhibit B.
(g)            Notwithstanding anything to the contrary, no Shelf Registration pursuant to this Section 2.2 shall be deemed a Demand Registration or be counted against the number of Demand Registrations to which a Requesting Holder is entitled under Section 2.1(a).
Section 2.3          Piggyback Registration.
(a)            If the Company proposes to register any Company Securities under the Securities Act (other than a registration on Form S-8 or Form S-4 or any similar or successor form under the Securities Act, relating to any class of Company Securities issuable upon exercise of employee options or in connection with any employee benefit or similar plan of the Company or in connection with a direct or indirect acquisition by the Company of another Person) other than in connection with a rights offering, whether or not for sale for its own account (including pursuant to Section 2.1 or Section 2.2), the Company shall each such time give prompt notice (via facsimile or electronic transmission) at least ten (10) Business Days prior to the anticipated filing date of the registration statement relating to such registration to each Stockholder, which notice shall set forth such Stockholder’s rights under this Section 2.3 and shall offer such Stockholder the opportunity to include in such registration statement the number of Registrable Securities of the same class or series as those proposed to be registered as each such Stockholder may request (a “Piggyback Registration”), subject to the provisions of Section 2.3(b).  Upon the request of any such Stockholder made within ten (10) Business Days after the receipt of notice from the Company regarding a Piggyback Registration (which request shall specify the number of Registrable Securities intended to be registered by such Stockholder), the Company shall use its commercially reasonable efforts to effect the registration under the Securities Act of all Registrable Securities that the Company has been so requested to register by all such Stockholders, to the extent requisite to permit the disposition of the Registrable Securities so to be registered in accordance with the plan of distribution intended by the Company for such registration statement; provided, that (i) if such registration involves a Public Offering, all such Registering Holders requesting to be included in the registration must sell their Registrable Securities to the underwriters selected as provided in Section 2.5(f) on the same terms and conditions as apply to the Company (or, if the Company is not offering any Company Securities, the Persons on whose behalf the registration was initially undertaken) and (ii) if, at any time after giving notice of its intention to register any Company Securities pursuant to this Section 2.3(a) and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register such securities, the Company shall give notice to all Registering Holders and, thereupon, shall be relieved of its obligation to register any Registrable Securities in connection with such registration.  No registration effected under this Section 2.3 shall relieve the Company of its obligations to effect a Demand Registration or Shelf Registration to the extent required by Section 2.1 or Section 2.2.  The Company shall pay all Registration Expenses in connection with each Piggyback Registration.

(b)            If a Piggyback Registration involves a Public Offering (other than any Demand Registration, in which case the provisions with respect to priority of inclusion in such offering set forth in Section 2.1(e) shall apply) and the lead managing underwriter advises the Company that, in its view, the number of Registrable Securities that the Company and such Registering Holders intend to include in such registration exceeds the Maximum Offering Size, the Company shall include in such registration, in the following priority, up to the Maximum Offering Size:
(i)            first, so much of the Registrable Securities proposed to be registered for the account of the Company or for the account of the Person for whom the Company is registering securities as would not cause the offering to exceed the Maximum Offering Size;
(ii)            second, all Registrable Securities requested to be included in such registration by any Registering Holders pursuant to this Section 2.3 (allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among such Registering Holders on the basis of the relative number of Registrable Securities so requested to be included in such registration by each such Registering Holder); and
(iii)            third, any securities proposed to be registered for the account of any other Persons with such priorities among them as the Company shall determine.
Section 2.4          Lock-Up Agreements.
(a)            Each Stockholder hereby agrees that it will not effect any public sale or distribution (including sales pursuant to Rule 144) of Registrable Securities (i) during (A) the fourteen (14) days prior to and the 90-day period (or with respect to an Initial Public Offering, a longer period of up to one hundred eighty (180) days, to the extent reasonably requested by the underwriters participating in such Initial Public Offering) beginning on the effective date of the registration of such Registrable Securities in connection with a Public Offering (which period may, in each case, be extended to the extent required by applicable Law) or (B) such shorter period as the underwriters participating in such Public Offering may require, and (ii) upon notice from the Company of the commencement of a Public Offering in connection with any Shelf Registration, during (A) fourteen (14) days prior to and the 90-day period beginning on the date of commencement of such Public Offering (or with respect to an Initial Public Offering, a longer period of up to one hundred eighty (180) days, to the extent reasonably requested by the underwriters participating in such Initial Public Offering) (which period may, in each case, be extended to the extent required by applicable Law) or (B) such shorter period as the underwriters participating in such Public Offering may require, in each case except as part of such Public Offering; provided, that the duration of the foregoing restrictions shall be no longer than the duration of the shortest restriction generally imposed by the underwriters on the Chief Executive Officer and the Chief Financial Officer of the Company (or persons in substantially equivalent positions) in connection with such Public Offering.  Each Stockholder agrees to execute a lock-up agreement in favor of the underwriters in form and substance reasonably acceptable to the Company and the underwriters to such effect and, in any event, that the underwriters in any relevant offering shall be third party beneficiaries of this Section 2.4(a).
(b)            The Company shall not effect any public sale or distribution of Registrable Securities (except pursuant to registrations on Form S-8 or Form S-4 or any similar or successor form under the Securities Act), (i) with respect to any Public Offering pursuant to a Demand Registration or any Piggyback Registration in which the holders of Registrable Securities are participating, during (A) the fourteen (14) days prior to and the 90-day period (or with respect to an Initial Public Offering, a longer period of up to one hundred eighty (180) days, to the extent reasonably requested by the underwriters participating in such Initial Public Offering) beginning on the effective date of such registration (which period may, in each case, be extended to the extent required by applicable Law) or (B) such shorter period as the underwriters participating in such Public Offering may require, and (ii) upon notice from any holder(s) of Registrable Securities subject to a Shelf Registration that such holder(s) intend to effect a Public Offering of Registrable Securities pursuant to such Shelf Registration (upon receipt of which, the Company will promptly notify all other Stockholders of the date of commencement of such Public Offering), during (A) the fourteen (14) days prior to and the 90-day period beginning on the date of commencement of such Public Offering (or with respect to an Initial Public Offering, a longer period of up to one hundred eighty (180) days, to the extent reasonably requested by the underwriters participating in such Initial Public Offering) (which period may, in each case, be extended to the extent required by applicable Law) and (B) such shorter period as the underwriters participating in such Public Offering may require), in each case except as part of such Public Offering.
(c)            With respect to the 180-day and 90-day periods described in Section 2.4(a) and (b), unless the provisions of FINRA Rule 2711(f)(4) do not apply to research reports issued by the managers or co-managers of the relevant offering of Registrable Securities, if (i) during the last 17 days of any such period, the Company issues an earnings release or material news or a material event relating to the Company occurs or (ii) prior to the expiration of any such period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of such period, in the case of each of clauses (i) and (ii), the restrictions imposed by Section 2.4(a) and (b) shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, as the case may be, and any lock-up agreements contemplated by such paragraphs shall be subject to such extension.
Section 2.5          Registration Procedures.  Whenever Registrable Securities are to be registered pursuant to Section 2.1, 2.2 or 2.3, subject to the provisions of such Sections, the Company shall use its commercially reasonable efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof as soon as reasonably practicable, and, in connection with any such request:

(a)            The Company shall, as soon as practicable, prepare and file with the SEC a Registration Statement on the form required by the Section of this Exhibit B under which such Registration Statement is required to be filed, which form shall be available for the sale of the Registrable Securities to be registered thereunder in accordance with the intended method of distribution thereof, and use its commercially reasonable efforts to cause such filed Registration Statement to become and remain effective for a period of (i) not less than one hundred eighty (180) days (or, if sooner, until all Registrable Securities have been sold under such Registration Statement), or (ii) in the case of a Shelf Registration, until the earlier of the date (x) on which all of the Securities covered by such Shelf Registration are no longer Registrable Securities and (y) on which the Company cannot extend the effectiveness of such Shelf Registration because it is no longer eligible for use of Form S-3; subject in each case to any Suspension Period.
(b)            Prior to filing a Registration Statement or related prospectus or any amendment or supplement thereto (including any documents incorporated by reference therein), or before using any Free Writing Prospectus, the Company shall provide to each Registering Holder, the Holders’ Counsel and each underwriter, if any, with an adequate and appropriate opportunity to review and comment on such Registration Statement, each Prospectus included therein (and each amendment or supplement thereto) and each Free Writing Prospectus proposed to be filed with the SEC, and thereafter the Company shall furnish to such Registering Holder, the Holders’ Counsel and underwriter, if any, such number of copies of such Registration Statement, each amendment and supplement thereto filed with the SEC (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such Registration Statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424, Rule 430A, Rule 430B or Rule 430C under the Securities Act and such other documents as such Registering Holder or underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Registering Holder; provided, however, that in no event shall the Company be required to provide to any Person any materials, information or document required to be filed by the Company pursuant to the Exchange Act prior to its filing other than in connection with a Public Offering (other than as provided in the Agreement of which this Exhibit B forms a part).  In addition, the Company shall, as expeditiously as practicable, keep the Registering Holders advised in writing as to the initiation and progress of any registration under Sections 2.1, 2.2 and 2.3 and provide each Registering Holder with copies of all correspondence (including any comment letter) with the SEC or any other Governmental Authority in connection with any such Registration Statement.  Each Registering Holder shall have the right to request that the Company modify any information contained in such Registration Statement, amendment and supplement thereto pertaining to such Registering Holder and the Company shall use its reasonable best efforts to comply with such request; provided, however, that the Company shall not have any obligation so to modify any information if the Company reasonably expects that so doing would cause the prospectus to contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

(c)            After the filing of the Registration Statement, the Company shall (i) cause the related prospectus to be supplemented by any required prospectus supplement, and, as so supplemented, to be filed pursuant to Rule 424 under the Securities Act, (ii) comply with the provisions of the Securities Act applicable to the Company with respect to the disposition of all Registrable Securities covered by such Registration Statement during the applicable period in accordance with the intended methods of disposition by the Registering Holder thereof set forth in such Registration Statement or supplement to such prospectus and (iii) promptly notify each Registering Holder holding Registrable Securities covered by such Registration Statement and the Holders’ Counsel any stop order issued or threatened by the SEC or any state securities commission with respect thereto and take all commercially reasonable actions required to prevent the entry of such stop order or to remove it if entered.
(d)            The Company shall use its reasonable best efforts to (i) register or qualify the Registrable Securities covered by such Registration Statement under such securities or “blue sky” laws of such jurisdictions in the United States as any Registering Holder holding such Registrable Securities reasonably (in light of such Registering Holder’s intended plan of distribution) requests, and continue such registration or qualification in effect in such jurisdiction for the shortest of (A) as long as permissible pursuant to the Laws of such jurisdiction, (B) as long as any such Registering Holder requests or (C) until all such Registrable Securities are sold and (ii) cause such Registrable Securities to be registered with or approved by such other Governmental Authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be reasonably necessary or advisable to enable such Registering Holder to consummate the disposition of the Registrable Securities owned by such Registering Holder; provided, that the Company shall not be required to (1) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 2.5(d), (2) subject itself to taxation in any such jurisdiction or (3) consent to general service of process in any such jurisdiction.
(e)            The Company shall immediately notify each Registering Holder holding such Registrable Securities covered by such Registration Statement (i) at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon the discovery that, or upon the occurrence of an event as a result of which, the preparation of a supplement or amendment to the Registration Statement or such prospectus is required so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements in light of the circumstances under which they were made not misleading and the Company shall promptly (subject to any applicable Suspension Period) prepare and make available to each Registering Holder and file with the SEC any such supplement or amendment, (ii) as soon as the Company becomes aware of any request by the SEC or any other Governmental Authority for amendments or supplements to a Registration Statement or related prospectus covering Registrable Securities or for additional information relating thereto, (iii) as soon as the Company becomes aware of the issuance or threatened issuance by the SEC of any stop order suspending or threatening to suspend the effectiveness of a Registration Statement covering the Registrable Securities or (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose.
(f)            (i)  The Registering Holders holding a majority of the Registrable Securities to be included in a Demand Registration or intended to be sold pursuant to a Public Offering pursuant to a “take down” under a Shelf Registration shall have the right to select an underwriter or underwriters in connection with any Public Offering resulting from the exercise of a Demand Registration or a Shelf Registration (which underwriter or underwriters may include any Affiliate of any Registering Holder so long as including such Affiliate would not require that the separate engagement of a qualified independent underwriter with respect to such offering), subject to the Company’s approval (which shall not be unreasonably withheld, conditioned or delayed) and (ii) the Company shall select an underwriter or underwriters in connection with any other Public Offering.  In connection with any Public Offering, the Company shall enter into customary agreements (including an underwriting agreement in customary form) and take all other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities in any such Public Offering, including, if required, the engagement of a “qualified independent underwriter” in connection with the qualification of the underwriting arrangements with FINRA.
(g)            Upon execution of confidentiality agreements in form and substance reasonably satisfactory to the Board, the Company shall make available for inspection (upon reasonable notice and during normal business hours) by any Registering Holder and any underwriter participating in any disposition pursuant to a Registration Statement being filed by the Company pursuant to this Section 2.5 and any attorney, accountant or other professional retained by any such Registering Holder or underwriter (collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the “Records”) as shall be reasonably necessary or desirable to enable them to exercise their due diligence responsibility, and cause the executive officers, directors and the employees of the Company to supply all information reasonably requested by any Inspectors in connection with such Registration Statement.  Records that the Company determines, in good faith, to be confidential and that it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in such Registration Statement, (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, (iii) disclosure of such Records is necessary to comply with federal or state securities laws or the rules of any securities exchange or trading market on which any Company Securities are listed or traded or is otherwise required by Law or legal process, (iv) the information in such Records was known to the Inspectors on a non-confidential basis prior to its disclosure by the Company or has been made generally available to the public other than as a result of a violation of this Section 2.5(g) or any other agreement or duty of confidentiality, (v) the information in such Records is or becomes available to the public other than as a result of disclosure by any Inspector in violation the confidentiality agreements or (vi) is or was independently developed by any Inspector without the benefit of the information in such Records.  Each Registering Holder agrees that information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it or its Affiliates for any other purpose, including as the basis for any market transactions in any securities of the Company, unless and until such information is made generally available to the public.  Each Registering Holder further agrees that, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, it shall, to the extent permitted by applicable Law, give notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential.
(h)            The Company shall furnish to each Registering Holder and to each underwriter, if any, a signed counterpart, addressed to such underwriter, of (i) an opinion or opinions of counsel to the Company and (ii) a comfort letter or comfort letters from the Company’s independent public accountants, each in customary form and covering such matters of the kind customarily covered by opinions or comfort letters, as the case may be, any Registering Holder or the lead managing underwriter therefor reasonably requests.
(i)            The Company shall otherwise comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement or such other document that shall satisfy the provisions of Section 11(a) of the Securities Act and the requirements of Rule 158 thereunder.
(j)            The Company may require each Registering Holder promptly to furnish in writing to the Company such information regarding the distribution of the Registrable Securities as the Company may from time to time reasonably request and such other information as may be reasonably required in connection with such registration.
(k)            Each Registering Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 2.5(e), such Stockholder shall forthwith discontinue disposition of Registrable Securities pursuant to the Registration Statement (including any Shelf Registration) covering such Registrable Securities until such Stockholder’s receipt of (i) copies of the supplemented or amended prospectus from the Company or (ii) further notice from the Company that distribution can proceed without an amended or supplemented prospectus, and, in the circumstances described in clause (i) above, if so directed by the Company, such Stockholder shall deliver to the Company all copies, other than any permanent file copies then in such Stockholder’s possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice.  If the Company shall give such notice, the Company shall extend the period during which such registration statement shall be maintained effective (including the period referred to in Section 2.5(a)) by the number of days during the period from and including the date of the giving of notice pursuant to Section 2.5(e) to the date when the Company shall (x) make available to such Stockholder a prospectus supplemented or amended to conform with the requirements of Section 2.5(e) or (y) deliver to such Stockholder the notice described in clause (ii) above.

(l)            The Company shall use its commercially reasonable efforts to list all Registrable Securities of any class or series covered by such Registration Statement on any national securities exchange on which any of the Registrable Securities of such class or series are then listed or traded.
(m)            The Company shall have appropriate executive officers (i) upon reasonable request and at reasonable times prepare and make presentations at any “road shows” in connection with underwritten offerings and (ii) otherwise use their commercially reasonable efforts to cooperate as requested by the underwriters in the offering, marketing or selling of the Registrable Securities.
(n)            The Company shall as soon as possible following its actual knowledge thereof, notify each Registering Holder: (i) when a prospectus, any prospectus supplement, a Registration Statement or a post-effective amendment to a Registration Statement has been filed with the SEC, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective; (ii) of any request by the SEC or any other Governmental Authority for amendments or supplements to a Registration Statement, a related prospectus (including a Free Writing Prospectus) or for any other additional information; or (iii) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption frowm qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceedings for such purpose.
(o)            The Company shall reasonably cooperate with each Registering Holder and each underwriter participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made by FINRA.
(p)            The Company shall take all other steps reasonably necessary to effect the registration of such Registrable Securities and reasonably cooperate with the holders of such Registrable Securities to facilitate the disposition of such Registrable Securities.
(q)            The Company shall, within the deadlines specified by the Securities Act, make all required filings of all prospectuses (including any Free Writing Prospectus) with the SEC and make all required filing fee payments in respect of any Registration Statement or related prospectus used under this Exhibit B (and any offering covered hereby).
(r)            The Company shall, if such registration is pursuant to a Registration Statement on Form S-3 or any similar short-form registration, include in such Registration Statement such additional information for marketing purposes as the managing underwriter reasonably requests.
Section 2.6          Indemnification by the Company.  The Company agrees to indemnify and hold harmless each Registering Holder holding Registrable Securities covered by a Registration Statement, its partners, Affiliates, stockholders, members, officers, directors, employees and agents, and each Person, if any, who controls such Registering Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, “Registering Holder Parties”) from and against any and all losses, claims, damages, liabilities and expenses (including reasonable expenses of investigation and reasonable attorneys’, accountants’ and experts’ fees and expenses) (“Damages”) caused by or relating to any untrue statement or allegedly untrue statement of a material fact contained in any Registration Statement or prospectus relating to the Registrable Securities (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus or Free Writing Prospectus relating to the Registrable Securities (including any information that has been deemed to be a part of any prospectus under Rule 159 under the Securities Act), or caused by or relating to any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each such Registering Holder Party for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Damages or in related actions or proceedings; provided, however, that the Company shall not be liable to any Registering Holder Party for any Damages that are caused by or related to any such untrue statement or omission or alleged untrue statement or omission so made based upon information furnished in writing to the Company by or on behalf of such Registering Holder expressly for use therein. The Company also agrees to indemnify and hold harmless any underwriters of the Registrable Securities (including any Stockholder who is deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act), their respective officers and directors and each Person who controls any underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act on substantially the same basis as that of the indemnification of the Registering Holders provided in this Section 2.6.
                Section 2.7          Indemnification by Registering Holders.  Each Registering Holder holding Registrable Securities included in any Registration Statement agrees, severally but not jointly, to indemnify and hold harmless (i) the Company, (ii) the directors and the executive officers of the Company, (iii) each Person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, (iv) each other Registering Holder participating in any offering of Registrable Securities and (v) the respective partners, Affiliates, stockholders, members, officers, directors, employees and agents of each of the Persons specified in clauses (i) through (iv), from and against all Damages to the same extent as the foregoing indemnity from the Company to such Registering Holder, but only with respect to information furnished in writing by or on behalf of such Registering Holder expressly for use in any Registration Statement or prospectus relating to the Registrable Securities, or any amendment or supplement thereto, or any preliminary prospectus or Free Writing Prospectus relating to the Registrable Securities (including any information that has been deemed to be a part of any prospectus under Rule 159 under the Securities Act).  Each Registering Holder also agrees to indemnify and hold harmless any underwriters of the Registrable Securities, their respective officers and directors and each Person who controls any underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act on substantially the same basis as that of the indemnification of the Company and the other Registering Holders provided in this

Section 2.7.  As a condition to including Registrable Securities in any Registration Statement filed in accordance with this Article II, the Company may require that it shall have received an undertaking reasonably satisfactory to it from any underwriter to indemnify and hold it harmless to the extent customarily provided by underwriters with respect to similar securities and offerings.  No Registering Holder shall be liable under this Section 2.7 for any Damages in excess of the net proceeds realized by such Registering Holder in the sale of Registrable Securities of such Registering Holder to which such Damages relate.
Section 2.8          Conduct of Indemnification Proceedings.  If any proceeding (including any investigation by any Governmental Authority) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to Section 2.6 or 2.7, such Person (an “Indemnified Party”) shall promptly notify the Person against whom such indemnity may be sought (the “Indemnifying Party”) in writing and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party, and shall assume the payment of all reasonable fees and expenses; provided, that the failure of any Indemnified Party so to notify the Indemnifying Party shall not relieve the Indemnifying Party of its obligations hereunder except to the extent that the Indemnifying Party is materially prejudiced by such failure to notify.  In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) in the reasonable judgment of such Indemnified Party, representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.  It is understood that, in connection with any proceeding or related proceedings in the same jurisdiction, the Indemnifying Party shall not be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all such Indemnified Parties, and that all such fees and expenses shall be reimbursed promptly after receipt of an invoice setting forth such fees and expenses in reasonable detail.  In the case of any such separate firm for the Indemnified Parties, such firm shall be designated in writing by the Indemnified Parties.  The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent, or if there be a final judgment for the plaintiff, the Indemnifying Party shall indemnify and hold harmless each Indemnified Party from and against any Damages (to the extent obligated herein) by reason of such settlement or judgment.  Without the prior written consent of each affected Indemnified Party, no Indemnifying Party shall effect any settlement of any pending or threatened proceeding in respect of which such Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability arising out of such proceeding.
Section 2.9          Contribution.  If the indemnification provided for in Section 2.6 or 2.7 is held by a court of competent jurisdiction to be unavailable to the Indemnified Parties or is insufficient in respect of any Damages, then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Damages in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and the Indemnified Parties in connection with such actions which resulted in such Damages, as well as any other relevant equitable considerations.  The relative fault of such Indemnifying Party and the Indemnified Parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact has been made by, or relates to information supplied by, such Indemnifying Party or the Indemnified Parties and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action.  The parties agree that it would not be just and equitable if contribution pursuant to this Section 2.9 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to above.  The amount paid or payable by a party as a result of the Damages referred to above shall be deemed to include, subject to the limitations set forth in Sections 2.6 and 2.7, any legal or other expenses reasonably incurred by a party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 2.9, no Registering Holder shall be required to contribute any amount in excess of the net proceeds (after deducting the underwriters’ discounts and commissions) received by such Registering Holder in the offering.  No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.  Each Registering Holder’s obligation to contribute pursuant to this Section 2.9 is several in the proportion that the proceeds of the offering received by such Registering Holder bears to the total proceeds of the offering received by all such Registering Holders and not joint.
Section 2.10        Participation in Public Offering.  No Holder may participate in any Public Offering under this Exhibit B unless such Holder (a) agrees to sell such Holder’s Registrable Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and the provisions of this Exhibit B in respect of registration rights.
Section 2.11       Other Indemnification.  Indemnification similar to that specified in this Exhibit B (with appropriate modifications) shall be given by the Company and each Registering Holder participating therein with respect to any required registration or other qualification of Securities under any Law other than the Securities Act.
Section 2.12       Cooperation by the Company.  At any time following the consummation of the Initial Public Offering, if any Stockholder shall Transfer any Registrable Securities pursuant to Rule 144, the Company shall reasonably cooperate with such Stockholder, provide to such Stockholder such information as such Stockholder shall reasonably request and make publicly available information necessary to permit sales pursuant to Rule 144 for so long as necessary.

Section 2.13        Transfer of Registration Rights.  None of the rights of any Stockholder under this Article II shall be transferable or assignable by any Stockholder to any Person acquiring Company Securities in any Public Offering or any other registered offering or other transaction pursuant to a prospectus which is a part of a Registration Statement or pursuant to Rule 144.  The rights of a Stockholder under Section 2.3 of this Exhibit B may be transferred or assigned in connection with a transfer of Registrable Securities made in accordance hereof to any Person other than a Stockholder if at least 2.5% of the outstanding Company Securities (assuming the conversion of all issued and outstanding options or other equity awards into Common Stock) is being transferred to such Person in a single transaction or a series of related transactions; provided, that such Person shall not have the right to transfer or assign such rights in connection with any subsequent transfer or transfers of any Registrable Securities to any Person other than a Stockholder.  A Permitted Transferee of one of the Requesting Holders who acquires Registrable Securities from such Requesting Holder shall thenceforth be included in the defined term used for such Requesting Holder for purposes of this Exhibit B.
Section 2.14       Limitations on Subsequent Registration Rights.  The Company agrees that it shall not enter into any agreement with any holder or prospective holder of any Securities of the Company (a) that would allow such holder or prospective holder to include such Securities in any Demand Registration, Piggyback Registration or Shelf Registration unless, under the express terms of such agreement, such holder or prospective holder may include such Securities in any such registration only to the extent that their inclusion would not reduce the amount of the Registrable Securities of the Stockholders included therein or (b) on terms otherwise more favorable in the aggregate than this Exhibit B.  The Company also represents and warrants to each Stockholder that it has not previously entered into any agreement with respect to any of its Securities granting any registration rights to any Person with respect to the Registrable Securities.
Section 2.15       Free Writing Prospectuses.  Except for a prospectus relating to Registrable Securities included in a Registration Statement, an “issuer free writing prospectus” (as defined in Rule 433 under the Securities Act) or other materials prepared by the Company, each Registering Holder represents and agrees that it (a) shall not make any offer relating to the Registrable Securities that would constitute an issuer free writing prospectus or that would otherwise constitute a Free Writing Prospectus and (b) has not distributed and will not distribute any written materials in connection with the offer or sale pursuant to a Registration Statement of Registrable Securities without the prior written consent of the Company and, in connection with any Public Offering, the underwriters.
Section 2.16       Information from Registering Holders; Obligations of Registering Holders.
(a)            It shall be a condition precedent to the obligations of the Company to include the Registrable Securities of any Registering Holder that has requested inclusion of its Registrable Securities in any Registration Statement or related prospectus, as the case may be, that such Registering Holder shall take the actions described in this Section 2.16.

(b)            Each Registering Holder that has requested inclusion of its Registrable Securities in any Registration Statement shall (i) furnish to the Company (as a condition precedent to such Registering Holder’s participation in such registration) in writing such information with respect to such Registering Holder, its ownership of Company Securities and the intended method of disposition of its Registrable Securities as the Company may reasonably request or as may be required by law or regulations for use in connection with any related Registration Statement or prospectus (or amendment or supplement thereto) and all information required to be disclosed in order to make the information previously furnished to the Company by such Registering Holder not contain a material misstatement of fact or necessary to cause such Registration Statement or prospectus (or amendment or supplement thereto) not to omit a material fact with respect to such Registering Holder necessary in order to make the statements therein not misleading and (ii) comply with the Securities Act and the Exchange Act and all applicable state securities laws and comply with all applicable regulations in connection with the registration and the disposition of Registrable Securities.
(c)            Each Registering Holder shall promptly (i) following its actual knowledge thereof, notify the Company of the occurrence of any event that makes any statement made in a Registration Statement, prospectus, issuer free writing prospectus or other Free Writing Prospectus regarding such Registering Holder untrue in any material respect or that requires the making of any changes in a Registration Statement, Prospectus or Free Writing Prospectus so that, in such regard, it shall not contain any untrue statement of a material fact or omit any material fact required to be stated therein or necessary to make the statements not misleading and (ii) provide the Company with such information as may be required to enable the Company to prepare a supplement or post-effective amendment to any such Registration Statement or a supplement to such prospectus or Free Writing Prospectus.
(d)            Each Registering Holder shall use commercially reasonable efforts to cooperate with the Company in preparing the applicable Registration Statement and any related prospectus.
(e)            Each Stockholder agrees that no Stockholder shall be entitled to sell any Registrable Securities pursuant to a Registration Statement or to receive a prospectus relating thereto unless such Stockholder has furnished the Company with all information required to be included in such Registration Statement by applicable securities Laws in connection with the disposition of such Registrable Securities as reasonably requested by the Company.
ARTICLE III

MISCELLANEOUS

Section 3.1          Recapitalizations, Exchanges, etc.  The provisions of this Exhibit B shall apply to the full extent set forth herein with respect to (a) the Common Stock, (b) Common Stock Equivalents and (c) any and all equity securities of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in conversion of, in exchange for or in substitution of, the Common Stock and shall be appropriately adjusted for any stock dividends, splits, reverse splits, combinations, recapitalizations and the like occurring after the date hereof.  The Company shall cause any successor or assign (whether by merger, consolidation, sale of assets or otherwise) to assume the obligations of the Company under this Exhibit B or enter into a new registration rights agreement with the Stockholders on terms substantially the same as this Exhibit B as a condition of any such transaction.

Section 3.2          Agreement Supersedes.  Nothing in this Exhibit B is intended to conflict with any provision of the Agreement of which this Exhibit B forms a part and, in the event of any such conflict, the applicable provision of the Agreement of which this Exhibit B forms a part shall supersede the conflicting provision of this Exhibit B.  Nothing in this Exhibit B is intended to limit or restrict in any manner whatsoever, the rights or powers of the Company under the Agreement of which this Exhibit B forms a part and the exercise of any such right or power by the Company shall not be, and shall not be construed to be, a breach or violation of, or a default under, this Exhibit B or any provision hereof.